UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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American Public Education, Inc.

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AMERICAN PUBLIC EDUCATION, INC.
111 W. Congress Street
Charles Town, West Virginia 25414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of American Public Education, Inc. (the “Company”) will be held on May 12, 2017 at 7:30 a.m. local time, at the Gaylord National Resort and Convention Center, 201 Waterfront Street, National Harbor, Maryland 20745, for the following purposes:

1.	to elect the eight nominees for election to the Board of Directors as set forth in the accompanying proxy statement;
2.	to hold an advisory vote on the compensation of our named executive officers as disclosed in our Proxy Statement for the 2017 Annual Meeting;
3.	to hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;
4.	to approve the American Public Education, Inc. 2017 Omnibus Incentive Plan;
5.	to ratify the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017; and
6.	to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Each outstanding share of American Public Education, Inc. common stock (NASDAQ: APEI) entitles the holder of record at the close of business on March 17, 2017, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors

Dr. Wallace E. Boston, Jr.
President and Chief Executive Officer
March 31, 2017

i

ii

AMERICAN PUBLIC EDUCATION INC.
111 W. Congress Street
Charles Town, West Virginia 25414

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 12, 2017

This Proxy Statement (the “Proxy Statement”) and the accompanying proxy are furnished to the stockholders of American Public Education, Inc. (hereinafter, “we,” “us,” “APEI” and the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”), to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting, which will be held at 7:30 a.m. local time on May 12, 2017, at the Gaylord National Resort and Convention Center, 201 Waterfront Street, National Harbor, Maryland 20745, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?c=214618&p=proxy. The Company mailed a Notice of Internet Availability of Proxy Materials to each of the Company’s stockholders entitled to vote at the Annual Meeting on or about March 31, 2017.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following five proposals:

•	Proposal No. 1: To elect the eight nominees to the Board set forth in this Proxy Statement, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
•	Proposal No. 2: To approve, by advisory vote, the compensation of our named executive officers as disclosed in these proxy materials.
•	Proposal No. 3: To recommend, by advisory vote, the frequency of future advisory votes on the compensation of our named executive officers.
•	Proposal No. 4: To approve the American Public Education, Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Incentive Plan” or the “2017 Plan”).
•	Proposal No. 5: To ratify the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1); FOR the approval of the compensation of our named executive officers (Proposal No. 2); in favor of holding future executive compensation votes “EVERY YEAR” (Proposal No. 3); “FOR” the approval of the 2017 Omnibus Incentive Plan (Proposal No. 4); and FOR the ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 5).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 12, 2017

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on March 31, 2017 to all of our stockholders as of the close of business on March 17, 2017 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Our Annual Report to Stockholders and this Proxy Statement are available at http://phx.corporate-ir.net/phoenix.zhtml?c=214618&p=proxy.

Voting at the Annual Meeting

Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on the Record Date.

If on the Record Date you hold shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares, and AST is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote in person at the meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote over the Internet by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to American Public Education, Inc., Attn: Corporate Secretary, 111 W. Congress Street, Charles Town, West Virginia 25414, (2) submitting a duly executed proxy bearing a later date, (3) voting again by Internet or by telephone, or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

If on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner of the shares and hold such shares in street name, and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your unvoted shares may constitute “broker non-votes.” Unvoted shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 111 W. Congress Street, Charles Town, West Virginia 25414, from May 2, 2017 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 16,219,926 shares of common stock outstanding, held by 530 stockholders of record. Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy) and “broker non-votes” will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors, the authorization of equity compensation plans, and matters related to executive compensation.

Required Votes

Election of Directors.  Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “FOR” a director’s election exceeds the number of the votes cast against that director’s election. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Advisory vote on executive compensation, approval of the 2017 Omnibus Incentive Plan, and ratification of our independent public accounting firm.  The advisory vote on compensation of our named executive officers, the approval of the 2017 Plan, and the approval of the proposal to ratify the Audit Committee’s appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2017 each require the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of these proposals, and abstentions will have the effect of a vote against these proposals.

Frequency of future advisory votes on executive compensation.  The proposal on the frequency of future advisory votes on compensation of our named executive officers permits stockholders to select among several alternatives, and it is possible that no one choice will receive a majority vote. A plurality of the votes cast for this proposal will determine the stockholders’ preferred frequency for holding future advisory votes on executive compensation. This means that whichever of the three options (every year, every two years, or every three years) receives the greatest number of votes will be considered the preferred frequency of the stockholders. Because this vote is merely advisory, the Board will consider but is not bound by its outcomes. While the Board is making a recommendation of every year with respect to this proposal, stockholders are being asked to vote on the choices specified on the proxy card, and not whether they agree or disagree with the Board’s recommendation.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

The Board has adopted Corporate Governance Guidelines (the “Guidelines”), a Code of Business Conduct and Ethics (the “Code of Ethics”), and a Policy for Related Person Transactions as part of our corporate governance practices and in accordance with rules of the SEC and the listing standards of The NASDAQ Stock Market (“NASDAQ”).

Corporate Governance Matters

The Guidelines set forth a framework to assist the Board in the exercise of its responsibilities. The Guidelines cover, among other things, the composition and certain functions of the Board, director independence, stock ownership by our non-employee directors, management succession and review, Board committees, the selection of new directors, and director expectations.

The Code of Ethics covers, among other things, compliance with laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, and the reporting process for any illegal or unethical conduct. The Code of Ethics is applicable to all of our officers, directors and employees. The Code of Ethics includes provisions that are specifically applicable to our Chief Executive Officer, Chief Financial Officer and other Principal Officers (as defined in the Code of Ethics).

Any waiver of the Code of Ethics for our directors, executive officers or Principal Officers may be made only by our Board and will be promptly disclosed as may be required by law, regulation, or rule of the SEC or NASDAQ listing standards. If we amend our Code of Ethics or waive the Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer or other Principal Officers, we will post the amendment or waiver on our corporate website, which is www.americanpubliceducation.com. The information on our corporate website is not incorporated by reference into this Proxy Statement.

The Guidelines and Code of Ethics are each available in the Governance section of our corporate website. The Guidelines, Code of Ethics, and Policy for Related Person Transactions are reviewed periodically by our Nominating and Corporate Governance Committee, and changes are recommended to our Board for approval as appropriate.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

As a supplement to and extension of our Code of Ethics, our Board has adopted a Policy for Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee, another independent committee of our Board or the full Board, must give prior consent before we may enter into a related person transaction with our executive officers, directors, nominees for director and principal stockholders, including their immediate family members and affiliates. Any request for us to enter into a related person transaction with an executive officer, director, nominee for director, principal stockholder or any of such persons’ immediate family members or affiliates must first be presented to our Nominating and Corporate Governance Committee for review, consideration and approval. A related person transaction is a transaction in which the Company is or will be a participant and in which a related person has or will have a direct or indirect material interest, other than (i) a transaction involving $120,000 or less when aggregated with all related transactions, (ii) a transaction involving compensation to an executive officer that is approved by the Board or the Compensation Committee, (iii) a transaction involving compensation to a director or director nominee that is approved by the Board, the Compensation Committee or the Nominating and Corporate Governance Committee, and (iv) any other transaction that is not required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. All of our directors, executive officers and employees are required to report to our Nominating and Corporate Governance Committee any such related person transaction. In approving or rejecting the proposed agreement, our Nominating and Corporate Governance Committee shall consider the facts and circumstances available and deemed relevant to the Nominating and Corporate Governance Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Nominating and Corporate Governance Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Nominating and Corporate Governance Committee determines in the good faith exercise of its discretion. Under the policy, if we should discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Carol Gilbert retired from her position as Executive Vice President, Programs and Marketing on December 16, 2016. Ms. Gilbert agreed to consult with the Company after her retirement for a period of 16 months, particularly relating to marketing and enrollment management functions, strategic planning, accreditation, and organizational and realignment matters. In connection with Ms. Gilbert’s retirement, she and the Company entered into a letter agreement dated December 15, 2016 to formalize the terms of her departure. This agreement provides that, as compensation for her consulting services, Ms. Gilbert will receive a fee of $5,000.00 per month and will continue to vest in her outstanding equity awards in accordance with their terms for a 16-month period after her retirement. Such continued vesting was valued at approximately $254,142 as of December 30, 2016 (the last trading day of 2016).

There were no other related person transactions in 2016.

Stock Ownership Guidelines

To further align the interest of our executive officers and directors with the interests of our stockholders, and after evaluation of best practices and consultation by the Compensation Committee with Willis Towers Watson Public Limited Company (“Willis Towers Watson”), its independent consultant, our Board has implemented stock ownership guidelines applicable to our executive officers and directors. Each executive officer is expected to hold shares of common stock with an aggregate value greater than or equal to a multiple of the executive officer’s base salary as set forth below:

•	the Company’s Chief Executive Officer — six times base salary;
•	the Company’s Executive Vice Presidents — two times base salary; and
•	the Company’s Senior Vice Presidents — one times base salary.

Each of the Company’s non-employee directors is expected to hold shares of common stock with an aggregate value greater than or equal to at least three times the amount of the annual retainer paid to non-employee directors for service on the Board, excluding additional committee retainers, if any.

Under the stock ownership guidelines, common stock held directly, including shares of common stock held in a separate brokerage account or in a 401(k) account, and common stock held indirectly (e.g., by a spouse, minor dependent, or a trust for the benefit of the executive or director, or the executive’s or director’s spouse or minor dependent), count toward satisfaction of the levels set forth in the guidelines. For purposes of the guidelines, the “value” of the common stock is based on the closing price of the common stock on the day on which a determination under the guidelines is being made. The determination of compliance with the guidelines is measured annually on the last business day of each year.

Our executives and non-employee directors are expected to comply with these guidelines within five years of the date the person first became an executive or non-employee director, as applicable. If an executive officer has not achieved the stock ownership level as outlined above by that date, the executive officer will be required to retain 50% of the net shares of common stock acquired pursuant to equity awards made after the adoption of the guidelines until such levels are achieved. “Net shares” are those shares that remain after shares are sold or withheld to pay withholding taxes and/or the exercise price of stock options (if applicable).

Restrictions on “Hedging”

We have adopted a policy prohibiting our directors, officers and employees from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities. We have adopted this policy in order to align the interests and objectives of individuals subject to the policy with those of our stockholders.

Restrictions on “Pledging”

We have adopted a policy prohibiting our directors and officers from holding our securities in margin accounts, pledging our securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation or deferred fee plans. This prohibition is to avoid sales of our securities on behalf of an individual related to margin calls, loan defaults and automatic rebalances, which may occur when the individual has material nonpublic information regarding the Company.

Board Independence and Leadership Structure

Our Board believes, and our Guidelines require, that a substantial majority of its members should be independent directors. In addition, the respective charters of the Audit, Compensation and Nominating and Corporate Governance Committees currently require that each member of such committees be independent directors. Consistent with NASDAQ’s independence criteria, the Board has affirmatively determined that all of our directors are independent, with the exception of Dr. Boston, who is our President and Chief Executive Officer. NASDAQ’s independence criteria includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities as they may relate to us and our management.

In accordance with our Guidelines, the independent members of our Board will hold at least two “executive session” meetings each year. If the Chairperson of the Board is not an independent director, an independent chairperson will be selected for each executive session. In general, these meetings are intended to be used as a forum to discuss the annual evaluation of the Chief Executive Officer’s performance, the annual review of the Chief Executive Officer’s plan for management succession and such other topics as the independent directors deem necessary or appropriate.

Our Guidelines specify that the Board shall select its Chairperson based on the Board’s determination of what is then in the best interests of the Company. Historically, the Company has split the positions of the Chairperson of the Board and Chief Executive Officer because we believe that this structure is appropriate given the differences between the two roles in our management structure. Our Chief Executive Officer, among other duties, is responsible for implementing the strategic direction for the Company and for the day-to-day leadership and performance of the Company, while the Chairperson of the Board, among other responsibilities, provides guidance to the Chief Executive Officer, and presides over meetings of the full Board.

Board’s Role in Risk Oversight

Our management is responsible for managing risks in our business, including by developing processes to monitor and control risks. The Board views its role as one of oversight and of responsibility for setting a tone that risk management should be properly integrated with our strategy and culture. The Board focuses on understanding management’s risk management processes, the effectiveness of those processes and the way in which management proactively manages risks. The Board regularly meets with our management, particularly our Chief Executive Officer, Chief Financial Officer and our General Counsel to receive updates on how management is assessing and managing risk in particular functional areas of our business. The Board and its committees also request and receive regular reports from management on particular areas of risk.

The Board is assisted in carrying out its oversight of risks by the Committees. In this regard, each of the charters of the Board’s committees specifically address issues of risk. At the request of the full Board, from time to time the Nominating and Corporate Governance Committee may discuss or examine in more depth specific risk areas and request presentations and information from management for that purpose. The Nominating and Corporate Governance Committee considers and makes recommendations on how the Board is approaching its role of risk oversight. The Audit Committee reviews and assesses the qualitative aspects of financial reporting and our processes to manage financial and financial reporting risk. The Audit Committee regularly reports its findings to the Board.

While the Audit Committee and the Nominating and Corporate Governance Committee have primary responsibility for assisting the Board with its risk oversight responsibilities, the Compensation Committee also assists the Board with risk oversight. When establishing executive compensation and director compensation and in its role in implementing incentive compensation plans, the Compensation Committee considers whether compensation practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks that threaten the value of the Company. The Board has concluded, on the recommendation of the Compensation Committee, that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company; this conclusion has been confirmed by the Compensation Committee.

Meetings of the Board of Directors and its Committees

Information concerning the Board and its three standing committees is set forth below. Each Board committee currently consists only of directors who are not employees of the Company and who are “independent” as defined in NASDAQ’s rules.

The Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The Board held a total of five meetings during the fiscal year ended December 31, 2016. During this time all of our directors attended at least 75% of the aggregate number of meetings held by the Board and all committees of the Board on which such director served (during the period that such director served). The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders. Our 2016 Annual Meeting of Stockholders was attended by all of our current directors who were then serving.

The Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees can be accessed electronically on the Committees page of our corporate website, which is www.americanpubliceducation.com. The information on our corporate website is not incorporated by reference into this Proxy Statement.

The Board conducts, and the Nominating and Corporate Governance Committee oversees, an annual evaluation of the Board’s operations and performance in order to enhance its effectiveness. Recommendations resulting from this evaluation are made by the Nominating and Corporate Governance Committee to the full Board for its consideration.

BOARD COMMITTEES AND THEIR FUNCTIONS

The following table describes which directors serve on each of the Board’s standing committees.

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Eric C. Andersen	X		X
Wallace E. Boston, Jr.
Barbara G. Fast(2)			X	(1)	X
Jean C. Halle	X	(1)
Barbara L. Kurshan	X				X
Timothy J. Landon	X				X	(1)
Westley Moore			X		X
William G. Robinson, Jr.			X		X

(1)	Chair of the Committee.
(2)	Chair of the Board.

Audit Committee

The Board has established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which met six times during 2016. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and our independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage financial reporting risk, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our Audit Committee are Ms. Halle, who serves as chair of the Committee, Mr. Andersen, Mr. Landon, and Dr. Kurshan. Our Board has determined that Ms. Halle and Mr. Andersen are each an “Audit Committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. Our Board has determined that each member of our Audit Committee is independent under NASDAQ’s listing standards and each member of our Audit Committee is independent pursuant to Rule 10A-3 of the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee is responsible, among its other duties and responsibilities, for establishing the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations, and administering our equity incentive plans. The Committee met seven times during 2016. The members of our Compensation Committee are MG (Ret) Fast, who serves as chair of the Committee, Mr. Andersen, Mr. Moore, and Mr. Robinson. Our Board has determined that each member of our Compensation Committee meets NASDAQ’s independence requirements for approval of the compensation of our Chief Executive Officer and other executive officers.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in evaluating executive officer compensation. In 2016, the Compensation Committee retained Willis Towers Watson directly as an outside compensation consultant to assist in evaluating our compensation programs, as it has since 2007. The Compensation Committee assessed Willis Towers Watson’s independence, considering all relevant factors, including those set forth in NASDAQ rules. In connection with this assessment, the Committee considered Willis Towers Watson’s work and determined that it raised no conflicts of interest. Willis Towers Watson does no work for the Company other than work that is authorized by the Compensation Committee or its chairperson. The Compensation Committee used information provided to it by Willis Towers Watson in connection with making 2016 compensation determinations. Willis Towers Watson also advised the Compensation Committee on the use of a peer group for comparative purposes. The consultant’s role in recommending the amount or form of executive compensation paid to the Company’s named executive officers during 2016 is described in the “Compensation Discussion and Analysis — Compensation Program Philosophy and Objectives — Competitive Compensation and Peer Group Review” section below.

The Compensation Committee considers the results of the annual advisory vote on the compensation of our named executive officers. See “Proposal No. 2” below to review this year’s proposal. In 2016, approximately 98% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal.

The Compensation Committee works closely with our Chief Executive Officer, Dr. Boston, on compensation decisions and has delegated certain aspects of the annual incentive plans for the other executive officers, including the named executive officers, to Dr. Boston. For a discussion of Dr. Boston’s role in determining or recommending the executive compensation paid to the Company’s named executive officers during 2016, see the “Compensation Discussion and Analysis — Role of Executives in Executive Compensation Decisions” section below. None of our other executive officers participates in any deliberations related to the setting of executive compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. The Committee met five times during 2016. The Committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including board size and membership qualifications, recommendations with respect to director resignations tendered in the event a director fails to achieve a majority of votes cast in favor of his or her election, new director orientation, committee structure and membership, succession planning for our Chief Executive Officer and other key executive officers, and communications with stockholders. In addition, the Nominating and Corporate Governance Committee assists the Board in understanding and overseeing management’s processes for the assessment and management of non-financial risks of the Company and the steps that management has taken to monitor and control exposure to such risks. The members of our Nominating and Corporate Governance Committee are Mr. Landon, who serves as chair of the Committee, MG (Ret) Fast, Dr. Kurshan, Mr. Moore and Mr. Robinson. Our Board has determined that each member of our Nominating and Corporate Governance Committee meets NASDAQ’s independence requirements for directors that make director nominations.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our Bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. For a stockholder’s nomination of a person to stand for election as a director at the annual meeting of stockholders to be considered, our Corporate Secretary must receive such nominations at our principal executive offices not more than 120 days, and not less than 90 days, before the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary, the nomination must be received no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the notice or public disclosure of the meeting. Each submission must include the following information:

•	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;
•	a representation that the stockholder is a holder of record of Company capital stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons;
•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;
•	such other information regarding each nominee to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, by the Board;
•	if applicable, the consent of each nominee to serve as a director if elected;
•	a statement whether each nominee, if elected, intends to tender an irrevocable resignation in the form required by the incumbent directors under the Bylaws; and
•	such other information that the Board may request in its discretion.

The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as one of its directors.

Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, provided that if, as of the tenth day preceding the date we first mail notice of the meeting for such meeting to our stockholders, the number of nominees exceeds the number of directors to be elected, which we refer to as a “Contested Election”, the directors shall be elected by the vote of a plurality of the votes cast. Our Bylaws require that the Board or a committee of the Board shall not nominate any incumbent director who, as a condition to such nomination, does not submit a conditional and, in the case of an uncontested election, irrevocable letter of resignation to the Chairperson of the Board. If an incumbent nominee is not elected in an uncontested election, the Nominating and Corporate Governance Committee will promptly consider such director’s conditional resignation and make a recommendation to the Board regarding the resignation. Each incumbent director nominated for election to the Board at the Annual Meeting as described under “Proposal No. 1” below has submitted the conditional letter of resignation as required by our Bylaws.

In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board pursuant to our Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that it considers appropriate and relevant.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this Proxy Statement in the section titled “General Matters — Stockholder Proposals and Nominations” below.

Contacting the Board of Directors

Stockholders wishing to communicate with our Board may do so by writing to the Board, the Chairperson of the Board, or the non-employee members of the Board as a group, at:

American Public Education, Inc.
111 W. Congress Street
Charles Town, West Virginia 25414
Attn: Corporate Secretary

Complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the relevant individual or group. All correspondence is required to prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary will be copied for our files and in most cases will be promptly forwarded to the addressee. The Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from the communications so forwarded under the policy. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary will maintain a list of each communication subject to this policy that is not forwarded and, on a quarterly basis, will deliver the list to the Chairperson of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Corporate Secretary to be frivolous shall nevertheless be retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board is currently comprised of eight members. Our nominees for the election of directors at the Annual Meeting include seven independent non-employee directors and our Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 12, 2017: Eric C. Andersen, Dr. Wallace E. Boston, Jr., MG (R) Barbara G. Fast, Jean C. Halle, Dr. Barbara L. Kurshan, Timothy J. Landon, Westley Moore and William G. Robinson, Jr. All of the nominees are currently serving on the Board.

Proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless otherwise stated in the proxy or in the case of a broker non-vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board, or the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation or removal.

Criteria for Evaluating Director Nominees

The Board provides strategic direction to the Company and oversees the performance of the Company’s business and management. The Nominating and Corporate Governance Committee periodically identifies and reviews with the Board desired skills and attributes of both individual Board members and the Board overall within the context of current and future needs. The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. It may use outside consultants to assist in identifying candidates. Among the characteristics the Committee may consider are the collective knowledge and diversity of professional skills and background, experience in relevant industries, age and geographic background in addition to the qualities of integrity, judgment, acumen, and the time and ability to work professionally and effectively with other Board members and management and make a constructive contribution to the Board. The Committee considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full Board.

The Board has determined that all of our director nominees are qualified to serve as directors of the Company.

The name of each nominee for director, their ages as of March 17, 2017 and other information about each nominee is shown below. In addition, the biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Name	Age	Principal Occupation	Director Since
Eric C. Andersen	55	Partner, Peak Equity	2012
Wallace E. Boston, Jr.	62	President and Chief Executive Officer of the Company	2004
Barbara G. Fast	63	President and Chief Executive Officer, BGF Enterprises LLC	2009
Jean C. Halle	58	Independent Consultant	2006
Barbara L. Kurshan	68	Executive Director of Academic Innovation, University of Pennsylvania, Graduate School of Education	2014
Timothy J. Landon	54	Chief Executive Officer, Aggrego, LLC	2009
Westley Moore	38	Chief Executive Officer of BridgeEdU	2013
William G. Robinson, Jr.	52	Executive Vice President and Chief Human Resources Officer, Sabre Corporation	2016

Eric C. Andersen has served on our Board since June 2012. Mr. Andersen also serves on the board of NWHW Holdings, Inc. as the APEI representative. Mr. Andersen is a partner with Peak Equity, a lower middle market private equity firm that specializes in making investments in enterprise software companies. Prior to joining Peak, Mr. Andersen was a partner at Milestone Partners, a private equity firm, from 2011 to 2015. From 2006 to 2011 Mr. Andersen served as a Managing Director of private equity firm Silver Lake Partners, before which he worked in the consulting industry with IBM Business Consulting Services (BCS), serving as Managing Partner, Asia Pacific responsible for IBM’s business solutions and business process outsourcing business across Asia Pacific, and Managing Partner, Distribution Sector responsible for IBM’s consulting business in the pharmaceutical, retail, consumer goods and travel/transportation industries. Before working with IBM, Mr. Andersen was a senior partner at PwC Consulting, where he served in a variety of positions. Mr. Andersen currently serves on the board of directors of several private companies.

We believe that Mr. Andersen’s qualifications to serve on our board include his experience as a principal in several private equity firms, as well as his expertise in outsourcing, business processes and international operations.

Dr. Wallace E. Boston, Jr. joined us in September 2002 as Executive Vice President and Chief Financial Officer of APUS. From June 2004 to July 2016, he served as President, Chief Executive Officer and a member of the Board of Directors of APEI as well as President and Chief Executive Officer of APUS. In July 2016, Dr. Boston ceased serving as President and Chief Executive Officer of APUS, but continues to hold his position as President, Chief Executive Officer and a member of the Board of Directors of APEI. From August 2001 to April 2002, Dr. Boston served as Chief Financial Officer of Sun Healthcare Group. From July 1998 to May 2001, Dr. Boston served as Chief Operating Officer and, later, President of NeighborCare, Inc. From February 1993 to May 1998, Dr. Boston served as Vice President of Finance and later, Senior Vice President of Acquisitions and Development of Manor Healthcare Corporation, now Manor Care, Inc. From November 1985 to December 1992, Dr. Boston served as Chief Financial Officer of Meridian Healthcare.

We believe that Dr. Boston’s qualifications to serve on our Board include his service as our Chief Executive Officer since 2004 and his service as our Chief Financial Officer between 2002 and 2004. Dr. Boston’s leadership has been pivotal to the Company in some of our most significant events, including our accreditation by the Higher Learning Commission in 2006, our 2007 initial public offering, the receipt by American Public University System of the 2009 Ralph E. Gomory Award for Quality Online Education, also known as the Sloan-C Award, our reaccreditation in 2011, and our 2013 acquisition of National Education Seminars, Inc., which we refer to as Hondros College of Nursing.

Major General (Retired) Barbara G. Fast has served on our Board since May 2009, was appointed Vice-Chairperson of the Board in August 2014 and was appointed Chairperson in June 2015. MG (Ret) Fast also serves as Chairperson of the Board of Directors Hondros College of Nursing. She is the President and CEO of BGF Enterprises LLC. She served as Senior Vice President, Strategic Engagements, CGI Federal, from June 2014 to September 2016. Prior to that she served as Senior Vice President, Army Defense and Intelligence Programs, CGI Federal, beginning in November 2012. Prior to that she served as Vice President of Operations and Intelligence, CGI Federal, from June 2011. Previously she was the Vice President of Cyber and Information Solutions at The Boeing Company, which she joined in August 2008. MG (Ret) Fast retired from the Army in July 2008 after a 32-year career. Her most recent posts included: Deputy Director, Army Capabilities and Requirements Center, Training and Doctrine Command, from July 2007 until June 2008; Deputy and, later, Commanding General for the United States Army Intelligence Center and Fort Huachuca, Arizona, from August 2004 until June 2007; and Director of Intelligence, Multinational Forces — Iraq (Baghdad, Iraq) from July 2003 until July 2004. MG (Ret) Fast currently serves on the board of directors of several government and private organizations.

We believe that MG (Ret) Fast’s qualifications to serve on our Board include her extensive experience and achievements in the U.S. Military, national and defense intelligence, and cyber security, culminating in over 32 years of military service until her retirement as a Major General, her service as Commanding General of Fort Huachuca, and her current work in industry and not-for-profit organizations.

Jean C. Halle has served on our Board since March 2006. Since 2010, Ms. Halle has worked as an independent consultant. From September 2013 until May 2014 she served as the Acting Chief Operating Officer for Curiosityville, a digital early learning company. From 2002 to 2010, Ms. Halle was the Chief Executive Officer of Calvert Education Services, a provider of accredited distance education programs and educational support services. From 1999 to 2001, Ms. Halle was the Chief Financial Officer and Vice President of New Business Development for Times Mirror Interactive, a digital media subsidiary of the former Times Mirror Company. From 1986 to 1999, Ms. Halle held a number of positions with The Baltimore Sun Company, including Vice President of New Business Development, Chief Financial Officer and Vice President of Finance, President of Homestead Publishing, a subsidiary of The Baltimore Sun Company, and Director of Strategic Planning. From 1983 to 1986, Ms. Halle was the Chief Financial Officer and Vice President of Finance for Abell Communications, and Assistant Treasurer of A.S. Abell Company, the former parent company of The Baltimore Sun Company. From 1979 to 1983, Ms. Halle was a Senior Management Consultant with Deloitte, Haskins and Sells, now Deloitte, an international accounting and professional services firm.

Ms. Halle currently serves on the President’s Advisory Council for Stevenson University, the Board of Trustees of Catholic Distance University, the Advisory Board of Loyola University School of Education and the advisory boards of two private companies.

We believe that Ms. Halle’s qualifications to serve on our Board include her multifaceted experiences in online education as Chief Executive Officer of Calvert Education Services, in media as Chief Financial Officer and Vice President of New Business Development for Times Mirror Interactive, and in financial consulting as a Senior Management Consultant at an international accounting and professional services firm. Ms. Halle was also a 2011 National Association of Corporate Directors Board Leadership Fellow, having completed a comprehensive program of study for experienced corporate directors spanning leading practices for boards and committees.

Dr. Barbara “Bobbi” L. Kurshan has served on our Board since August 2014. Dr. Kurshan is the Executive Director of Academic Innovation and a Senior Fellow in Education at the Graduate School of Education at the University of Pennsylvania, a position she has held since 2012. Dr. Kurshan also provides consulting services through Educorp Consultants Corporation, a company she has owned and operated since 1989. Dr. Kurshan received her MS in Computer Science and her Ed.D. in Curriculum and Instruction with concentration in Educational Technology from Virginia Tech University and has had a nearly thirty-year career as both an academic and award-winning entrepreneur. She currently serves on the board of directors of two private organizations.

We believe that Dr. Kurshan’s qualifications to serve on our Board include her extensive background and leadership experience for nearly thirty years in the field of higher education.

Timothy J. Landon has served on our Board since January 2009. Since September 2013, Mr. Landon has served as the Chief Executive Officer of Aggrego, LLC, a venture capital-backed startup focused on building content and ad networks for mobile distribution in the United States, Western Europe, the Caribbean, Central America and Asia Pacific. Aggrego’s investors are Wrapports, LLC and Digicel Group Limited. From June 2012 until September of 2013, Mr. Landon served as President of Wrapports Ventures, the venture capital and incubator division of Wrapports, LLC, which disrupts and transforms local media using technology. From 2008 to 2012, Mr. Landon served as Chief Executive Officer of Landon Company, where he focused on early stage angel investing and consulting for private equity, venture capital and large traditional and online media companies. Mr. Landon worked at Tribune Company for more than 20 years, and served in a variety of positions within the Tribune organization, including as President of Tribune Interactive, Inc. from March 2004 until February 2008, where he was responsible for overall interactive and classified advertising strategy, technology and operations for the Tribune Company, and had leadership roles in starting CareerBuilder.com, Classified Ventures (the holding company of Apartments.com and Cars.com), and other online businesses. In December 2008, the Tribune Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

We believe that Mr. Landon’s qualifications to serve on our Board include his extensive experience in starting, building and managing internet-focused media businesses over the last seventeen years. He brings significant knowledge of online marketing and online business models, including knowledge based on his position as President of Tribune Interactive and his experience at CareerBuilder.com, which has direct relevance and applicability to our business.

Westley Moore has served on our Board since June 2013. Since 2014, Mr. Moore’s principal occupation has been as the founder and CEO of BridgeEdU. He is also an author, public speaker and television personality through his wholly owned business entities. In television, Mr. Moore has been the Executive Producer and host of the PBS miniseries on returning veterans “Coming Back with Wes Moore.” During 2011, he hosted the television program “Beyond Belief” on the Oprah Winfrey Network and served as a news analyst for NBC. Prior to that, in 2010, he published a bestselling book, The Other Wes Moore. From 2007 to 2011, he was a securities broker with Citigroup. From 2006 to 2007, Mr. Moore worked at the U.S. Department of State as a White House Fellow to Secretary of State Condoleezza Rice. Previously, Mr. Moore served as a paratrooper and Captain in the U.S. Army from 2005 to 2006, which included a tour of combat duty in Afghanistan.

Mr. Moore currently serves as a trustee of the Baltimore Community Foundation, a member of the Board of Overseers of The Network for Teaching Entrepreneurship, and a trustee fellow of Phi Theta Kappa Foundation.

We believe that Mr. Moore’s qualifications to serve on our Board include his experience in media and communications, as well as his policy and military experience.

William G. Robinson, Jr. has served on our Board since June 2016. Mr. Robinson is executive vice president and chief human resources officer of Sabre Corporation, where he is responsible for leading Sabre’s global human resources organization, including talent management, organizational leadership and culture. Prior to joining Sabre in December 2013, Mr. Robinson served as the senior vice president and chief human resources officer at Coventry Health Care, a diversified managed health care company that then had 14,000 employees, from 2012 to 2013. From 2010 to 2011, Mr. Robinson served as senior vice president for human resources at Outcomes Health Information Solutions, a healthcare analytics and information company specializing in the optimization and acquisition of medical records. Prior to that, from 1990 to 2010, he worked for General Electric, where he held several human resources leadership roles in diverse industries including information technology, healthcare, energy and industrial. Most recently, he was the human resources leader within the GE Enterprise Solutions division where he led a global team in an organization of 20,000 employees in 200 locations worldwide.

We believe that Mr. Robinson’s qualifications to serve on our Board include his significant experience and leadership in human resources and his experience as an executive officer of other public companies.

Required Vote and Board Recommendation

In order to be elected as a director, a nominee must be elected by a majority of the votes cast with respect to such nominee at the Annual Meeting. A majority of the votes cast means that the number of shares of common stock voted FOR a nominee must exceed 50% of the votes cast with respect to that nominee. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors. Stockholders do not have the right to cumulate their votes in the election of directors. If an incumbent nominee in an uncontested election such as the election to be held at the Annual Meeting fails to be elected, the incumbent nominee will continue in office and the Board will consider whether to accept the nominee’s earlier submitted conditional resignation. If the resignation is not accepted the incumbent nominee may continue in office until a successor is elected.

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE EIGHT NOMINATED DIRECTORS.

2016 DIRECTOR COMPENSATION

Under our non-employee director compensation policy, which was established and is periodically revised following consultation with Willis Towers Watson, directors receive an annual retainer of $40,000. The chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees receive additional annual retainers of $11,000, $8,500 and $5,500, respectively, the non-employee Chairperson of the Board receives an additional annual retainer of $30,000. The Chairperson is not entitled to receive any additional annual retainers for also serving as chair of any of the Board’s standing committees.

The annual retainers are payable in quarterly installments, and each director may, before the beginning of the applicable year, elect to receive his or her annual retainer in common stock having the same value as the portion of the annual retainer to be paid, calculated as of the close of business on the first business day of the year. In connection with our annual meeting of stockholders, our non-employee director compensation policy also provides for an annual grant to each director of restricted stock having a value of $55,000 on the grant date. The restricted stock grant vests on the earlier of the one-year anniversary of the date of grant or immediately prior to the next year’s annual meeting of stockholders.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under the directors’ and officers’ indemnity insurance policies.

Some directors may also be asked to serve as a representative of our Board on the boards of our wholly-owned subsidiaries or in entities in which we have invested. A non-employee director who serves on the board of a wholly-owned subsidiary as a representative of our Board receives a payment of $2,500 ($3,000 for a director serving as chair) per in-person meeting, or $750 ($1,000 for a director serving as chair) for telephonic meetings, but with no more than one payment per day. Non-employee directors who serve on the board of entities in which we have invested are compensated by those companies consistent with their policies, provided that our Compensation Committee or full Board of Directors reviews the compensation arrangements.

The following table sets forth information regarding compensation earned by our non-employee directors during 2016:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Eric C. Andersen(4)	$40,000	$54,989	$94,989
Barbara G. Fast	$83,000	$54,989	$137,989
Jean C. Halle	$51,000	$54,989	$105,989
Barbara L. Kurshan	$40,000	$54,989	$94,989
Timothy J. Landon	$49,967	$54,989	$104,956
Westley Moore	$40,000	$54,989	$94,981
William G. Robinson	$21,538	$54,989	$76,527

(1)	See the Summary Compensation Table in the “Compensation Tables and Disclosures” section of this Proxy Statement for disclosure related to Dr. Boston, who is one of our named executive officers (“NEOs”) as of December 31, 2016.
(2)	Mr. Landon elected to receive a portion of his 2016 annual retainer in fully-vested shares of common stock, and received a total of 1,236 shares. For MG (Ret) Fast, amount includes $13,000 received as compensation for her service as Chairperson of the Board of APEI’s subsidiary National Education Seminars, Inc., which was paid by National Education Seminars, Inc. and which operates as Hondros College of Nursing.

(3)	The aggregate grant date fair value of the restricted stock awards in 2016 was $27.73, as computed in accordance with FASB ASC Topic 718.
(4)	Mr. Andersen received an additional $30,000 as compensation for his service on the Board of Directors of NWHW Holdings, Inc., which was paid by NWHW Holdings, Inc.

As of December 31, 2016, there were no exercisable or unexercisable option awards held by our current non-employee directors. The aggregate number of unvested stock awards outstanding held as of that date by our current non-employee directors were as follows:

Name	Stock Awards
Eric C. Andersen	1,983
Barbara G. Fast	1,983
Jean C. Halle	1,983
Barbara L. Kurshan	1,983
Timothy J. Landon	1,983
Westley Moore	1,983
William G. Robinson	1,983

In December 2016, Willis Towers Watson presented to the Compensation Committee information on non-employee director compensation, providing comparative information on the same peer group that the Compensation Committee uses for executive compensation, as well as general industry levels. Following consultation with Willis Towers Watson, the Compensation Committee recommended, and the Board approved, the following increases in director compensation, effective as of January 1, 2017: the annual retainer was increased to $60,000; the annual retainers for the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees were increased to $15,000, $10,000 and $8,000, respectively; the annual retainer for the non-employee Chairperson of the Board was increased to $50,000; and the grant date value of the annual grant of restricted stock was increased to $75,000. The Board determined that these increases were appropriate because the annual compensation for the Company’s non-employee directors was near the bottom of the peer group and below the median of the general industry survey prepared by Willis Towers Watson. The Board also considered that there had not been any increases to director compensation for three years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis describes our executive compensation program and decisions for 2016. This section details the compensation framework applied by the Compensation Committee and, in particular, our compensation philosophy and objectives, elements of compensation, compensation decisions and the link between executive pay and performance. The named executive officers, or NEOs, for 2016 are:

•	Wallace E. Boston, Jr., our Chief Executive Officer and President;
•	Richard W. Sunderland, Jr., our Executive Vice President and Chief Financial Officer;
•	Karan Powell, our President of American Public University System, or APUS, who served as Executive Vice President and Provost of APUS through June 2016;
•	Thomas A. Beckett, our Senior Vice President, General Counsel and Secretary;
•	Amy N. Panzarella, our Senior Vice President, Human Resources and Community Affairs;
•	Carol S. Gilbert, our former Executive Vice President, Programs and Marketing, who served in this role until December 16, 2016; and
•	Peter W. Gibbons, our former Senior Vice President and Chief Administrative Officer, who served in this role until June 20, 2016.

On June 20, 2016, Mr. Gibbons retired from his position as Senior Vice President and Chief Administrative Officer, remaining with the Company in a non-executive officer capacity as Senior Vice President, Special Projects. On December 16, 2016, Ms. Gilbert retired from her position as Executive Vice President, Programs and Marketing, and agreed to consult with the Company for a period of 16 months.

For 2016, based on our earnings per share (the financial performance metric used in the annual incentive cash compensation plan), payouts under our annual incentive plan were between threshold and target, with our CEO receiving an award at threshold, and, based on our free cash flow (the performance measure for the performance-based deferred stock unit awards), performance awards were earned at the 111% level.

Building on a Strong Foundation

APEI provides online and on-campus postsecondary education through two subsidiary institutions. APUS provides online postsecondary education to approximately 88,700 adult learners and has a history of serving the needs of the military and public safety communities. National Education Seminars, Inc., which we refer to as Hondros College of Nursing, or HCON, provides nursing education to approximately 1,300 students across five campuses in the State of Ohio, as well as online.

Particularly at APUS, we faced a number of challenges in 2016 recruiting students, including challenges associated with increased competition from both traditional and online universities, changes in our marketing approach, and our admissions assessment, as well as continued uncertainty in the military’s Voluntary Education Program. As a result, net course registrations for APUS declined 8% year-over-year for 2016. Despite these and other challenges, the first course pass and completion rate of undergraduate students using Federal Student Aid at APUS increased approximately 19% in the fourth quarter of 2016 compared to the prior year period. We believe this year-over-year improvement is an indicator that our efforts to attract and retain students with greater college readiness are working, and this directly reflects the leadership of our named executive officers.

As we help our students prepare to advance their careers, APEI is committed to remaining successful during a period of growing competition and challenges in for-profit education. We continue to focus on driving improvements in our core services — focusing on academic quality, student outcomes, and the learning experience — not only to potentially reach more students and improve our business results, but also to enroll students with greater college readiness and help them achieve success. Strong and motivated leadership is and will be critical to achieving our goals.

2016 Compensation Program Highlights

The table below summarizes significant compensation decisions relative to our NEOs for fiscal year 2016:

Compensation Highlights for 2016
Increased the percentage of pay tied to performance for the CEO	For 2016, we increased the total maximum incentive potential for Mr. Boston in our annual incentive plan from 100% to 135%, while not making any increase to his base salary, which was done in order to bring this portion of his compensation in line with market practice and to shift the mix of his compensation so that a greater percentage was performance-based by increasing the proportion of target annual incentive pay to target total cash compensation.

57% of Mr. Boston’s total compensation opportunity was performance-based in 2016.
Rewarded our NEOs for the achievement of Company and individual short-term goals	Our NEOs received modest payouts under our annual incentive plan, the first payouts under the plan since 2013.

COMPENSATION PROGRAM OVERVIEW

Compensation Program Philosophy and Objectives

Our compensation programs for our NEOs are designed to attract, incentivize, retain and reward the talent that we need to maintain and strengthen our position in higher education and to achieve our business objectives.

Elements of our Compensation Program Philosophy
Variable Cash Compensation	We believe in using variable cash compensation to motivate and reward performance for our NEOs.
Focus on Corporate Goals	We strive to provide compensation that is directly related to the achievement of our corporate goals, which we measure through financial earnings, individual management objectives and free cash flow goals.
Carefully Monitor External Market Practices	We monitor market practices so that our programs reflect the realities of the competitive market to ensure we are paying for performance. At the same time, we must also ensure we can attract the top talent necessary to drive results through our diversified business strategy.

Executive Compensation Best Practices

Below we highlight certain executive compensation practices we employ in order to align executive compensation with stockholder interests. Also listed below are certain compensation practices we do not employ because we do not believe they would serve our stockholders’ long-term interests.

What We Do	How We Do It
We Pay for Performance	We tie a significant portion of our executives’ annual pay opportunity to objective performance metrics and continue to monitor our pay mix to ensure the performance-based portion is consistent with that of our peers.
We Target Pay Competitively	We seek to target compensation within a competitive range of the market median and only deliver greater compensation when warranted by actual superior performance. Conversely, we deliver lower compensation when performance results do not meet our threshold expectations.
We review our pay and performance alignment compared to our peers annually to understand where our programs are working and where we can continue to make improvements.
We Enforce Executive Stock Ownership Guidelines	Each of our executives is expected to own shares of the Company’s common stock with a value ranging from one to six times the executive’s base salary, depending on position.
We Utilize Meaningful Vesting Conditions for Equity Awards	Equity awards, including performance-based awards, have three-year ratable vesting periods from the date of grant.
We Impose a “Clawback Policy”	We can recover any performance-based cash or equity award where, as a result of an accounting restatement, the performance goals were later determined not to have been achieved. In addition, we can recover equity awards made to an employee in cases where the Company has to prepare an accounting restatement due to the material noncompliance by the Company with financial reporting requirements and the restatement is the result of misconduct that resulted from the employee knowingly having engaged in that misconduct, the employee’s gross negligence, or the employee knowingly or through gross negligence having failed to prevent misconduct.
We Utilize an Independent Compensation Consulting Firm	The Compensation Committee utilizes Willis Towers Watson, an independent compensation consulting firm, to assist the Committee in determining compensation.
We Don’t Permit Hedging	We prohibit our directors and employees, including our NEOs, from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities.
We Don’t Permit Pledging	We prohibit our directors and officers, including our NEOs, from holding our securities in margin accounts, pledging our securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation or deferred fee plans, to avoid sales of our securities on behalf of an individual related to margin calls, loan defaults and automatic rebalances, which may occur when the individual has material nonpublic information regarding the Company.
We Don’t Offer Single-Trigger “Change of Control” Payments	For those NEOs who have employment agreements, the agreements provide that in the case of a “change of control” the NEO only receives severance payments in connection with a termination of their employment.
We Provide Only Limited Tax Gross-Ups	We do not provide for tax gross-up payments for a change of control in employment agreements, or for other benefits, with the exception of gross ups related to housing benefits for executive officers who are members of the leadership team at American Public University System, Inc.

COMPETITIVE COMPENSATION AND PEER GROUP REVIEW

50th	The Compensation Committee’s general intent is to set each NEO’s base salary near the 50th percentile of the survey data received from the Compensation Committee’s independent consultant

Our executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that are consistent with the executives’ alternatives within the for-profit education industry and the broader market for executive talent. It is the Compensation Committee’s general intent that each NEO’s base salary should be set near the 50th percentile of the survey data received from the Compensation Committee’s independent consultant. The Compensation Committee believes that the 50th percentile for base salary is appropriate to remain competitive with the companies with which the Company competes for executive talent. Consistent with the approach to base salary, the Compensation Committee believes that target annual incentives should be structured so that target total cash compensation (base salary plus annual incentives) approximates the 50th percentile of the survey data for achievement of target performance goals under the annual incentive plan. Each NEO has the opportunity to receive a stretch payment for superior performance if stretch performance goals are achieved under the plan. Conversely, the opportunity for below target or even no payment exists for below target or below threshold performance if performance goals are not achieved. The Compensation Committee believes that these opportunities for base salary and target annual incentive pay are in line with competitive market levels and are appropriate if our NEOs achieve the targeted level of performance.

For 2016, the Compensation Committee continued its prior engagement of Willis Towers Watson as an independent consultant to the Compensation Committee. Willis Towers Watson provided information on competitive levels of compensation that was used by the Compensation Committee in determining 2016 compensation, including information on base salary, annual incentives, equity awards and total compensation.

As part of the analysis of APEI’s compensation program, Willis Towers Watson provided data from the following published surveys as a primary source: the 2015 Towers Watson CDB General Industry Survey Report; the 2015 Towers Watson Data Services Top Management Survey; and the 2014 – 2015 College and University Professionals Association for Human Resources Administrators in Higher Education Salary Survey. Because of the variance in size among the companies included in the databases for the published surveys, Willis Towers Watson informed the Compensation Committee that, to the extent possible, it had assessed the published survey data in the context of APEI’s projected fiscal year 2016 revenues, as revenue responsibility is typically one of the most reliable predictors of executive pay.

In addition to published survey data, Willis Towers Watson also examined publicly-filed proxy statements of select industry-specific peers.

Assessing Competitive Practice

The Compensation Committee also identified, with the guidance and input of Willis Towers Watson, a group of companies against which we compare compensation. These companies were selected because the Compensation Committee considered them to be similar to and competitive with us in the market for executive talent, and because they are in comparable or related businesses (e.g., focus on secondary education and online access). This group, which we refer to as our peer group, remained the same in 2016 as it had been in 2015 and 2014 and consisted of the following companies:

•	Bridgepoint Education, Inc.;
•	Capella Education Company;
•	Grand Canyon Education, Inc.;
•	Lincoln Educational Services Corporation;
•	National American University Holdings, Inc.;
•	Strayer Education, Inc.; and
•	Universal Technical Institute, Inc.

The review of the peer group only included comparative information for Dr. Boston and Mr. Sunderland, as the peer group information either did not identify executives at comparable positions for the other NEOs, or the applicable NEOs were not executive officers at the time that compensation was set for 2016.

The comparative data provided by Willis Towers Watson included information for Dr. Boston, Mr. Sunderland, Dr. Powell (who was then serving as Provost of APUS) and Ms. Gilbert, but not for Mr. Beckett and Ms. Panzarella who were not serving as executive officers at the beginning of the year, or for Mr. Gibbons, for whom comparative information was not available. This comparative data was used in connection with our determinations of base salaries, target annual incentive compensation and equity incentive awards as part of the 2016 compensation setting process, as described below. For those executives for whom both survey data and peer group data are available, the Compensation Committee uses the survey data for its primary comparisons because we believe, consistent with the advice of Willis Towers Watson, that the survey data is more robust and provides a better comparison for the Company than the peer group data. This is in part because peer group data is more limited and typically cannot be size-adjusted to account for revenue responsibilities. Notwithstanding that the survey data is the primary source of comparative information, we believe the peer group is still important as a secondary review of the competitive market for executive talent.

ELEMENTS OF COMPENSATION

The compensation program for our NEOs is comprised of three elements: base salary; annual incentive cash compensation; and long-term equity incentives.

Pay Element	How It Links To Performance
BASE SALARY
• Regular, fixed element of compensation. • Reviewed annually. • Set near the 50th percentile of the survey data received from the Compensation Committee’s independent consultant.	• Intended to be part of a total compensation package that is competitive. • Reflects each NEO’s individual role and responsibility.
ANNUAL INCENTIVE CASH COMPENSATION

•

Provides cash incentives for achieving and surpassing corporate goals.

•

Offers the opportunity for NEOs to earn:

  ◦

annual payments for achievement of earnings targets, which is the single measure for our CEO; and

  ◦

for executives other than our Chief Executive officer, annual payments for individual management objectives (“MBO”s).

•

Structured so that target total cash compensation (base salary plus annual incentives) approximates the 50th percentile of the survey data for achievement of target performance goals under the annual incentive plan.

•

Provides compensation for annual performance.

•

Helps to focus executives on corporate financial, strategic and operational goals, which are expected to lead to increased stockholder value.

•

This focus is enhanced through an additional incentive that pays an additional amount to NEOs for superior performance, which is referred to as the stretch portion of the annual incentive plan.

LONG-TERM EQUITY INCENTIVES

•

Annual grants of equity awards comprising restricted stock and performance-based deferred stock units.

•

All awards vest over three years.

•

Performance-based deferred stock units tied to 2016 achievement of free cash flow.

•

Set to be consistent with the 50th percentile of the survey data received from the Compensation Committee’s independent consultant.

•

Provides compensation that is tied to longer-term performance.

•

Intended to align the interests of the NEOs with those of our stockholders.

•

Time-based vesting aids in the retention of NEOs.

•

Free cash flow performance measures align with a metric that is relevant to the achievement of our long-term strategic goals, including with respect to having available capital to pursue strategic initiatives.

2016 COMPENSATION DECISIONS

In setting base salary, annual incentive cash compensation and long-term equity incentives for 2016, we considered the compensation levels for our NEOs in 2015, the respective performances of each of our NEOs in 2015, and what we believed was required based on the marketplace for executive talent, including based on the information provided by Willis Towers Watson. We also considered the results of the annual advisory vote on the compensation of named executive officers. In 2015, approximately 96% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal, which was the most recent shareholder vote before we set our 2016 compensation. The Compensation Committee considered this in the context of the recommendation of various proxy advisory firms and as part of its decision to continue to increase the proportion of compensation that is performance-based. In 2016, approximately 98% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal.

Base Salary

Base salary is an integral part of compensation for our NEOs and is generally set in January of each year, absent other factors, such as promotions or new hires. For 2016, the Compensation Committee determined not to increase Dr. Boston’s base salary, which was at slightly above the 50th percentile of the survey data and below the 50th percentile of the peer group proxy data.

The base salaries for the remainder of the NEOs increased by approximately 11.4%, 4.8%, 13.0%, 1.7% and 2.0% for Mr. Sunderland, Dr. Powell, Mr. Beckett, Ms. Gilbert and Mr. Gibbons, respectively. Ms. Panzarella’s base salary was not increased at the time base salary increases generally were made for Company employees. The increase in Mr. Beckett’s base salary was made in connection with his elevation to the level of senior vice president, and was effective December 20, 2015. The increase in Mr. Sunderland’s base salary placed him at the 50th percentile of the survey data. Mr. Sunderland continued to be significantly lower than the 50th percentile of the peer group data. The increases for Dr. Powell and Ms. Gilbert brought them within competitive range of the 50th percentile of the survey data.

The Compensation Committee felt that the performance of each of the NEOs and the Company had been strong in the prior year and that base salary increases were warranted. Dr. Boston recommended the amounts of the increases for all of the NEOs other than himself, and the Committee concurred, determining that the levels Dr. Boston recommended were appropriate.

In connection with her appointment as President of APUS, effective July 1, 2016, Dr. Powell received an additional 16.0% increase in base salary. The Committee determined that this increase was commensurate with the increase in responsibilities associated with her new role, and it was consistent with the range of salaries that had been used for the national search that was undertaken in the search for a new President. Ms. Panzarella’s base salary increased 14.7% in connection with her elevation to the level of senior vice president, effective June 20, 2016. Mr. Gibbons’ base salary decreased 49.0% in connection with his transition from Senior Vice President, Chief Administrative Officer to Senior Vice President, Special Projects, effective June 20, 2016.

Annual Incentive Cash Compensation

We believe annual incentive pay furthers our compensation philosophy and objectives by focusing our NEOs on corporate strategic, financial, and operational goals. The opportunity for annual incentive pay for our NEOs is expressed as a percentage of base salary as follows:

Position	Target Annual Incentive (as % of Base Salary)
President & CEO	90%
All Other NEOs	50%

These percentages for Dr. Boston, Mr. Sunderland, Dr. Powell and Ms. Gilbert reflected the minimum percentages set forth in their employment agreements. After considering the survey data information and the individual performance of the executives, the Compensation Committee believed, in its subjective, but informed, judgment, that these percentages for all of the NEOs other than Dr. Boston should remain the same for 2016, including, with respect to Mr. Beckett, Ms. Panzarella and Mr. Gibbons. Dr. Boston’s annual incentive target is set at a higher percentage than those of the other NEOs, which is consistent with overall market practice and is in part a result of the negotiation of his employment agreement in 2004, at which time we agreed to provide him a larger annual incentive to reflect his greater ability as Chief Executive Officer to influence our business success as well as his greater responsibilities as the head of our Company. In addition, the Committee determined to raise Dr. Boston’s annual incentive target from 60% to 90% for 2016 as part of his overall compensation package, in order to bring this portion of his compensation in line with market practice and to shift the mix of his compensation so that a greater percentage was performance-based by increasing the proportion of target annual incentive pay to target total cash compensation. The Committee also considered that it had not raised Dr. Boston’s base salary for 2016.

Overall, we believe that the proportion of target annual incentive pay to target total cash compensation (base salary plus target annual incentive pay) for our NEOs should be a relatively high percentage. It is the Compensation Committee’s general intent, as discussed above, that each NEO’s base salary should be set near the 50th percentile of the survey data received from the Compensation Committee’s independent consultant, and that target annual incentives should be structured so that target total cash compensation approximates the 50th percentile of the survey data for achievement of target performance goals under the annual incentive plan. We believe that positioning at the 50th percentile is appropriate for target total cash compensation because of the high level of performance that we believe is required from our executives in order for the Company to achieve our performance targets. We believe the high percentage of compensation tied to incentive pay increases the focus of our NEOs on achieving our performance goals.

We further enhance this focus through a stretch incentive that pays an additional amount to our NEOs for superior performance, which we refer to as the stretch portion of the annual incentive plan. This additional amount, if achieved, provided an opportunity to Dr. Boston of an additional 45% (increased from 40% in 2015) of his base salary (for 135% of base salary in total maximum incentive potential), an opportunity to Mr. Sunderland and Dr. Powell of an additional 30% of each of their respective base salaries (for 80% of base salary in total maximum incentive potential) and an opportunity to Ms. Gilbert, Mr. Beckett, Ms. Panzarella and Mr. Gibbons of an additional 20% of each of their respective base salaries (for 70% of base salary in total maximum incentive potential).

The Compensation Committee intended that performance under the NEOs’ annual incentive awards at both the target and stretch incentive levels would be based on achieving and surpassing a financial performance goal and achievement of MBOs. We believe that a split among goals is important to reflect our belief that our NEOs should be focused on both an earnings goal and also on personal goals that are largely derived from important strategic and operating plan goals. We believe this split encourages a focus on multiple metrics of performance rather than focusing on one particular metric of performance to the exclusion of others that are also important to our results. Unlike in prior years, the Compensation Committee determined that a threshold level of financial performance would not be required before any amounts could be paid out for personal MBO goals.

Due to Mr. Gibbons’ retirement from his role as Chief Administrative Officer and cessation of service as an executive officer, he did not participate in the annual incentive plan and received no payouts under the plan in 2016.

The following charts shows the breakdown between the financial goal and the MBO goals for each NEO, including how they relate to the target and stretch portions of each NEOs potential awards. The charts also show the amount of payout for 2016 of each portion of the annual incentive plan. The discussion that follows the charts focuses on the financial goal and the MBO goals.

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Dr. Boston	Target award equivalent to 90% of base salary Stretch award equivalent to 45% of salary	70% based on financial performance goal 20% based on annual MBO goals 35% based on financial performance goal 10% based on annual MBO goals	$455,000 $130,000 $227,500 $65,000 Total Opportunity: $877,500	$227,500 $130,000 $0 $26,000 Total: $383,500

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Mr. Sunderland	Target award equivalent to 50% of base salary Stretch award equivalent to 30% of salary	40% based on financial performance goal 10% based on annual MBO goals 20% based on financial performance goal 10% based on annual MBO goals	$158,000 $39,500 $79,000 $39,500 Total Opportunity: $316,000	$90,000 $39,500 $0 $39,500 Total: $169,000

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Dr. Powell	Target award equivalent to 50% of base salary Stretch award equivalent to 30% of salary	40% based on financial performance goal 10% based on annual MBO goals 20% based on financial performance goal 10% based on annual MBO goals	$138,787.20 $34,696.80 $69,393.60 $34,696.80 Total Opportunity: $300,000	$137,399.33 $31,053.64 $0 $13,669.20 Total: $182,122.17

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Mr. Beckett	Target award equivalent to 50% of base salary Stretch award equivalent to 20% of salary	40% based on financial performance goal 10% based on annual MBO goals 15% based on financial performance goal 5% based on annual MBO goals	$92,000 $23,000 $34,500 $11,500 Total Opportunity: $161,000	$91,080 $23,000 $0 $11,500 Total: $125,580

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Ms. Panzarella (VP to SVP mid year)	Target award equivalent to 43.3% of base salary Stretch award equivalent to 17.8% of salary	33.3% based on financial performance goal 10% based on annual MBO goals 12.8% based on financial performance goal 5% based on annual MBO goals	$53,902.95 $16,187.07 $20,867.44 $8,093.54 Total Opportunity: $99,051	$53,514 $14,568.36 $0 $5,260.80 Total: $73,343.16

	Portion of Annual Incentive Plan	Weighting of Performance Goals	Opportunity	Actual Payout
Ms. Gilbert	Target award equivalent to 50% of base salary Stretch award equivalent to 20% of salary	40% based on financial performance goal 10% based on annual MBO goals 15% based on financial performance goal 5% based on annual MBO goals	$118,000 $29,500 $44,250 $14,750 Total Opportunity: $206,500	$116,820 $22,125 $0 $7,375 Total: $146,320

Financial Performance Goal.  In 2016, the Compensation Committee determined that the portion of each NEOs annual incentive plan award that relates to financial performance would be based on achieving and surpassing a specified amount of earnings per share after taking into account any payment under the annual incentive plan.

Financial Performance Metric	Performance Goals
	Threshold	Target	Stretch (Maximum)
Earnings per Diluted Share	$1.50	$1.67	$1.84

The Compensation Committee specified target earnings per share of $1.67, which reflected the earnings per share in the Company’s budget when approved by the Board of Directors. For 2016, the Compensation Committee also specified that 50% of the target amount would be paid if an earnings per share threshold of $1.50 was attained, which would reflect 90% achievement of the target level, which the Compensation Committee thought was a level of achievement that would still require effort for the Company to achieve. The Compensation Committee determined that it was appropriate to provide an incentive at a threshold level because it would provide an annual incentive that reflected the positive performance of the Company and the contributions of the Company’s employees and NEOs. The Compensation Committee provided that the stretch portion of the annual incentive plan related to financial performance would be payable on earnings per share of $1.84, which would reflect 110% achievement of the target level. This level of achievement was viewed as representing exceptional performance for which management should be rewarded.

For 2016, the Compensation Committee determined that earnings per diluted share prior to any adjustment would have exceeded the threshold level of performance and would have resulted in a payout level of 57%, taking into account what annual incentive payouts would have been at that level. However, prior to paying out at that amount, the Committee further determined that for the participants in the annual incentive plan other than Dr. Boston and Mr. Sunderland, earnings per share would be adjusted for purposes of the payout calculation to disregard the impact of the impairment of goodwill related to the HCON segment, particularly because most participants in the annual incentive plan are focused principally on APUS and because the impairment analysis resulted from factors largely out of those participant’s control. As adjusted, earnings per share, after taking into account the annual incentive payout, were just below target, resulting in a payout of 99%. The Committee determined that Mr. Sunderland would receive a payout of approximately 57%, which is consistent with what the plan would have paid out prior to any adjustment. The Committee determined that Dr. Boston would receive a payout at the threshold level (i.e., 50%), which takes into account that absent the adjustments for other participants Dr. Boston would have been eligible to receive a higher payout.

MBO Goals.  MBOs are based on company-wide performance goals consistent with our strategic plan for which executive are directly responsible, or to whose success they contribute, and provide personal accountability in addition to rewards for Company performance. However, many MBO targets are shared between executives to reflect that executives must work together to achieve results. By focusing on goals consistent with our strategic plan, the MBOs are intended to focus the executives on goals that will deliver long-term stockholder value. We believe that the MBOs help to keep management from focusing solely on the current year’s financial results, which are covered by other parts of the annual incentive plan, because many of the MBOs represent our view of key actions required to capture future market opportunities and help prepare the Company for continued growth and improvement in the future.

In establishing our MBOs for 2016, we set goals that were consistent with our strategic, financial and operational plans, and were set with the opportunity to pay out minimum, target and stretch amounts. Achievement at the minimum level represents strong performance and would result in payout of 50% of the target amount, achievement at the target level represents superior performance and would result in payout of the target amount, and achievement at the stretch level represents a level of excellent performance and would result in payout of the target and stretch amounts. When setting the stretch MBO goals, the Compensation Committee did not believe that it was likely that an executive would achieve all of his or her MBOs at the stretch level.

The 2016 MBOs for Dr. Boston, consistent with his role as our Chief Executive Officer, are set forth below.

•	Transformation and Talent Management (60% weighting): Complete the reorganization of APEI and hire qualified senior leadership and management to maintain and grow APEI and its subsidiaries consistent with the 2016 Strategic Plan.
•	Information Technology (40% weighting): Execute the 2016 IT Strategic Plan according to schedule, including with respect to the cyber security program. Enable growth and transformation through a content marketing pilot and other related digital initiatives. Achieve cost savings and growth through technology.

The 2016 MBOs for Mr. Sunderland, consistent with his role as our Chief Financial Officer, are set forth below.

•	Transformation and Talent Management (50% weighting): (a) Engage a firm or PMO for reorganization; (b) establish the budgeting, accounting and reporting framework for the reorganized APEI/APUS; and (c) complete the reorganization of APEI and APUS.
•	Information Technology (20% weighting): Execute the 2016 IT Strategic Plan according to schedule, including with respect to the cyber security program. Achieve cost savings and growth through technology.
•	FSA Improvements (20% weighting): (a) Achieve FAA call handle rates greater than a specified percentage; (b) establish outbound call process including metrics and reporting; (c) improve FSA new student conversion rate a specified percentage by the fourth quarter.
•	Accelerate Monthly Close Schedule (10% weighting): Accelerate current deadline of producing financials for CEO and executive team review by the 16th of a month (or the next business day thereafter).

The 2016 MBOs for Dr. Powell, consistent with her role of Provost of APUS (the role in which she was serving at the time her MBOs were set), are set forth below. Dr. Powell’s MBOs for 2016 did not change in connection with her appointment as President of APUS during 2016.

•	Leadership Transition and Team Development (50% weighting): Lead President transition, setting up the Office of the President, and hire/appoint qualified Provost/SVP and Chief Enrollment Management Officer/SVP, consistent with the 2016 Strategic Plan.
•	Persistence and Retention (30% weighting): Ensure a quality academic experience, improving student persistence by a specified percentage. Stabilize new student enrollments, cost-effectively admitting the budgeted number of academically prepared students.
•	Innovation (20% weighting): Develop and Implement an innovation strategy.

The 2016 MBOs for Mr. Beckett, consistent with his role as our General Counsel, are set forth below.

•	Corporate Reorganization (33% weighting): Support project to reorganize APEI and to establish shared services agreements by (a) creating shared services template/form agreements and example agreements for HR, payroll and marketing departments, (b) analyzing, interviewing and recommending outside consulting firm for project engagement, (c) with consultant, developing comprehensive reorganization plan and timeline, and (d) supporting implementation of above-referenced plan.
•	Cybersecurity Development (33% weighting): (a) Support and serve on newly created cybersecurity steering committee; (b) establish company-wide training process; (c) attend relevant professional development events/seminars on cybersecurity; and (d) establish high level data security incident response team and policy.
•	Corporate Secretary Office Development (34% weighting): Reorganize corporate secretary role, process and documentation, including for corporate organizational documents, contracts, corporate governance materials and risk management activities.

The 2016 MBOs for Ms. Panzarella, consistent with her role as our Senior Vice President, Human Resources and Community Affairs, are set forth below

•	APEI/APUS Reorganization (25% weighting): Support and collaborate with executive leadership to ensure an efficient, streamlined and organized transition, by (a) providing HR shared services agreement, (b) ensuring HR systems and processes are organized to reflect distinctions between organizations, (c) Working with executive leadership to align strategic plan with talent pool and talent acquisition, and (d) partnering with executive leadership to effectively communicate changes to employees, including department, division, all staff meetings, and email communications.

•	Create and Execute a Strategic Talent Acquisition/Succession Plan (25% weighting): Re-organize the talent pool, with a focus on senior management/key employees, based on the strategic plan and reorganization of APEI/APUS.
•	Conduct a Review of the Medical, Dental, Disability and Insurance Plans (25% weighting): Compare fully insured vs. self-insured; assess several service providers; review employee eligibility and review employee premium cost sharing rates; continue to refine the premium savings for employees with positive wellness behaviors.
•	Community Outreach (25% weighting): (a) Continue to foster community relationships via local organizations; (b) assess and organize the APEI/APUS community giving program; and (c) determine feasibility of a corporate volunteer program and launch program if appropriate.

The 2016 MBOs for Ms. Gilbert, consistent with her role as our Executive Vice President, Programs and Marketing (the role in which she was serving at the time MBOs were set), are set forth below:

•	Strengthen/Develop Mobile Experience (25% weighting): Continue to build out mobile/multi-device student experience by redesigning and launching public websites (AMU; APU; APUS) on a mobile-optimized platform. Design and launch remaining content on primary AMU and APU public websites on new platform. Design and launch corporate APUS site on new platform. Support implementation of new campus experience and mobile/native app.
•	New Markets & Lines of Business with a Focus on Increasing Quality Civilian Students (25% weighting): (a) Support APEI/APUS restructuring and service level agreements; (b) develop and execute market launch strategies for new APUS new programs and lines of business; (c) support establishment and growth of other APEI lines of business (acquisitions and investments); and (d) increase quality civilian students enrolled in APUS.
•	Marketing Analytics and Intelligence (25% weighting): (a) Implement Visitor ID (GUID) project and adjust marketing to target academically prepared students and “success profiles;” (b) establish stakeholder dashboards to make real-time decisions and report on results important to future marketing allocation; (c) conduct student and prospective student positioning/messaging insights testing; and (d) establish customer insights advisory group.
•	Brand and Marketing Strategy (25% weighting): (a) Get consensus on and launch differential pricing strategy; (b) build content marketing channel to support sustainable low-cost marketing model; begin to replace/displace higher cost acquisition channels with measurable results that can be directly attributed to content marketing efforts; and (c) overhaul APU brand strategy to more effectively and sustainably differentiate the brand and drive engagement of academically prepared civilian audiences.

In reviewing the MBOs for each executive officer, the Compensation Committee met with Dr. Boston. After discussions with Dr. Boston, they Committee concluded that his first MBO was met at the target level and that his second MBO was met at the stretch level. The payouts approved by the Committee for the MBOs of the executive officers are set forth in the tables above.

Equity Incentives

We believe that a significant portion of our NEOs’ total compensation should be in the form of equity awards in order to align the priorities of the NEOs with the interests of our stockholders. In 2016, as in 2015, the equity awards were split 60% as time-based restricted stock and 40% as performance-based deferred stock units.

The Committee also continued to use free cash flow as the performance measure for the performance-based deferred stock unit awards in 2016, and will again use this measure in 2017. Free cash flow was selected in 2013 after:

•	consulting with Willis Towers Watson;
•	reviewing measures that are used by others in the Company’s industry;

•	evaluating metrics that are important to investors; and
•	reflecting upon a desire to avoid using an earnings measure similar to what was used for the financial portion of the annual incentive plan.

Free cash flow, which is a non-GAAP measure, is defined as income from operations before income taxes plus interest expense less interest income plus depreciation and amortization less capital expenditures less capitalized program development costs. The 2016 awards were structured as follows:

	Threshold	Target	Stretch (Maximum)
Free Cash Flow Goal	$36,383,200	$45,479,000	$50,026,900
Percentage of Award Earned	50% (of target)	100% (of target)	200% (of target)

For a level of free cash flow between these dollar amounts, the percentage of the award earned would be prorated accordingly. For 2016, free cash flow was $45,996,000 after an adjustment of $4,735,000 for the impairment of goodwill in the HCON segment, which was reported and with respect to which the earnings per share metric was also adjusted in the 2016 annual incentive cash compensation plan. The result was achievement of the free cash flow target at 101.1% of the budgeted amount, which exceeded the target goal and resulted in 111% of the target awards being earned. The award earned is further subject to time-based vesting, in order to continue to provide a retention element and to encourage executives to focus on the long-term performance of the Company.

In determining the appropriate level of 2016 equity incentive grants for our NEOs, the Compensation Committee reviewed comparative survey information provided by Willis Towers Watson. The Compensation Committee considered the survey data and determined that awards that were consistent with the 50th percentile of the survey data would be appropriate to recognize performance and remain competitive with comparable companies. The award sizes were discussed at the same time the Compensation Committee met to set the other elements of compensation so that all elements of compensation were set taking into account the total compensation package.

Consistent with historical practice, the restricted stock awards and the performance-based deferred stock units vest in three equal installments on the first three anniversaries of the grant date, subject to achievement of performance metrics for the performance-based deferred stock units.

OTHER COMPENSATION POLICIES AND PRACTICES

Employment Agreements and Post-Termination Compensation

We have entered into employment agreements with Dr. Boston, Mr. Sunderland, Dr. Powell and Ms. Gilbert. These agreements provide the executive with severance payments upon certain terminations, including termination without cause, termination by the executive for good reason in the event of a change of control, or if the executive’s employment agreement is not assumed by a successor entity in a change of control. The agreements provide for certain payments in connection with a termination of the executives’ employment within six months of a change of control of the Company. We believe that these agreements were necessary to attract some of our NEOs and help to retain these NEOs due to the prevalence of similar arrangements in the market in which we compete for executives.

In 2007, prior to the time that we were a public company, we entered into an amendment and restatement of our employment agreement with Dr. Boston to provide for additional severance payments for termination without cause or by Dr. Boston for good reason in connection with a change of control and to provide that if severance payments payable by us become subject to the excise tax on “excess parachute payments,” we would reimburse Dr. Boston for the amount of such excise tax (and the income and excise taxes on such reimbursement). We entered into the amended and restated agreement in anticipation of our initial public offering to provide Dr. Boston with what at the time we concluded were prevalent practices in the marketplace in which we compete for executives, and because as a public company we wanted him to be able to focus on our operations and not be distracted by his personal situation in the event a change of control transaction arose, and to reflect his long-term commitment to us and our long-term commitment to him as our Chief Executive Officer. We further amended the employment agreement with Dr. Boston in December 2008 to provide for technical compliance with certain Department of the Treasury regulations. We entered into the initial employment agreement with Dr. Powell in 2011 in connection with her appointment as Provost of APUS.

In 2013, the Compensation Committee requested and received an assessment from Willis Towers Watson on the terms contained in Dr. Boston and Dr. Powell’s employment agreements and comparisons to market practice and the peer group. The Compensation Committee then negotiated amendments to these employment agreements in 2014, including eliminating any reimbursement for excise taxes from the employment agreements, and also authorized negotiating employment agreements with Mr. Sunderland and Ms. Gilbert on substantially the same terms as the agreements with our other NEOs. The Committee determined it was appropriate to have employment agreements with each of Mr. Sunderland and Ms. Gilbert in an effort to treat them similarly to other executives, to retain them and to obtain their agreement to be subject to post-employment non-competition and non-solicitation terms with which they otherwise would not have had to comply. The amendments to Dr. Boston’s employment agreement were entered into in April 2014. The amendments to Dr. Powell’s employment agreement and the new employment agreements with Mr. Sunderland and Ms. Gilbert were entered into in August 2014. Dr. Boston and Dr. Powell’s employment agreements were further amended in July 2016 in connection with Dr. Powell’s appointment as President of APUS, including to increase Dr. Boston’s annual incentive opportunity and Dr. Powell’s base salary, respectively.

On December 16, 2016, Ms. Gilbert retired from her position as Executive Vice President, Programs and Marketing and agreed to consult with the Company after her retirement for a period of 16 months, particularly relating to marketing and enrollment management functions, strategic planning, accreditation, and organizational and realignment matters. In connection with Ms. Gilbert’s retirement, she and the Company entered into a letter agreement dated December 15, 2016 to formalize the terms of her departure. As a result, Ms. Gilbert’s departure from the Company was treated as a termination of employment by Ms. Gilbert for good reason and she was entitled to the benefits provided for in her employment agreement in that circumstance. The agreement further provided that, as compensation for the consulting services to be provided by Ms. Gilbert, she will continue to vest in her outstanding equity awards for a 16-month period after her retirement.

For additional information regarding these agreements, including a quantification of benefits that would be received by these officers had termination occurred on December 31, 2016, see the section titled “Potential Payments upon Termination or Change in Control” below.

Non-Qualified Deferred Compensation

The Company maintains a non-qualified deferred compensation plan in which our executive officers are permitted to participate. The Internal Revenue Code limits the amount of matching contributions that we can contribute to our traditional 401(k) plan for the benefit of our executives. The deferred compensation plan provides that we will make an annual matching contribution to plan participants in an amount equal to the difference between the matching contribution that the participant would have received under our 401(k) plan if those limitations under the Internal Revenue Code did not apply and the matching contribution that the employee actually received under our 401(k) plan. The balances in the plan are only available for investment in investment options that are also available under our 401(k) plan. We believe that it is fair to provide this plan to our executives because absent the limitations under the Internal Revenue Code, they would have otherwise received these amounts. The plan also permits us, but does not require us to, make additional, discretionary contributions. We did not make any discretionary contributions in 2016.

Effect of Accounting and Tax Treatment on Compensation Decisions

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders) that is established by a Compensation Committee that consists only of “outside directors” as defined for purposes of Section 162(m). All members of our Compensation Committee qualify as “outside directors”. We currently expect to consider the qualification of our annual incentive plan compensation as performance-based compensation within the meaning of the Internal Revenue Code, but that is only one factor among many considered by the Committee.

Limited Perquisites and Limited Tax Gross-Ups

As an online academic institution, APUS has deans, program directors, faculty members and others who live at great distance from our headquarters in Charles Town, West Virginia. As a result and because Charles Town has relatively limited options compared to what would be available if our headquarters were in a larger city, APUS has housing available for the use of visitors when they are visiting Charles Town. We allow members of the APUS leadership team the opportunity to also utilize university housing when they are staying overnight in Charles Town, even if that is their principal place of business. In 2016, Dr. Powell took advantage of this benefit. While in 2016 the aggregate incremental cost to the Company to provide this benefit was relatively limited, the valuation for Dr. Powell’s personal income tax purposes was significantly higher. Accordingly, the Compensation Committee authorized a payment to Dr. Powell to make her whole for the income taxes that she incurred with respect to her use of the housing in 2016. In 2016, in order that Dr. Boston could be more efficient and be able to work on his commute to Charles Town, we also provided Dr. Boston with the opportunity to utilize a car service for travel to and from Charles Town, in addition to other locations. We did not provide a gross-up to Dr. Boston for the personal income taxes he incurred as a result of this benefit.

Role of Executives in Executive Compensation Decisions

Historically, our Chief Executive Officer has recommended to the Compensation Committee each element of compensation for all executive officers other than himself, and the Compensation Committee determines the target level of compensation for each executive officer.

The amount of each element of compensation for our Chief Executive Officer is determined by the Compensation Committee. Our Chief Executive Officer does not participate in deliberations relating to his own compensation. None of our other executive officers participates in any deliberations related to the setting of executive compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on its review and discussions with the Company’s management, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and in the Company’s Annual Report on Form 10-K (including by incorporation to the Proxy Statement).

Compensation Committee (March 29, 2017)
MG (R) Barbara G. Fast, Chairperson
Eric C. Andersen
Westley Moore
William G. Robinson, Jr.

COMPENSATION TABLES AND DISCLOSURES

Summary Compensation Table

Name and Principal Position(1)	Year	Salary(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Wallace E. Boston, Jr. President and Chief Executive Officer	2016	$650,000	$1,131,225	$383,500	$60,621	$2,225,346
	2015	$650,468	$1,292,541	$—	$26,019	$1,969,028
	2014	$610,000	$1,245,167	$—	$26,679	$1,881,846
Richard W. Sunderland, Jr. Executive Vice President, Chief Financial Officer	2016	$393,269	$229,141	$169,000	$19,853	$811,263
	2015	$350,000	$260,990	$—	$14,000	$624,990
	2014	$300,000	$452,222	$—	$13,125	$765,347
Karan Powell President of APUS	2016	$344,423	$129,750	$182,122	$33,849	$690,144
	2015	$300,728	$173,300	$—	$12,029	$486,057
	2014	$280,000	$157,209	$—	$12,829	$450,038
Thomas A. Beckett Senior Vice President, General Counsel and Secretary	2016	$228,846	$92,213	$125,580	$8,778	$455,527
Amy N. Panzarella Senior Vice President, Human Resources and Community Affairs	2016	$161,007	$42,635	$73,343	$8,319	$285,304
Carol S. Gilbert Former Executive Vice President, Programs and Marketing	2016	$294,807	$129,750	$146,320	$488,797	$1,059,674
	2015	$290,520	$173,300	$—	$11,621	$475,441
	2014	$277,000	$157,209	$—	$12,435	$446,644
Peter W. Gibbons Former Senior Vice President, Chief Administrative Officer	2016	$197,115	$76,573	$—	$12,559	$286,247
	2015	$252,560	$138,640	$—	$10,193	$401,393

(1)	Information is provided for 2016 only for Mr. Beckett and Ms. Panzarella because they were not NEOs in 2015 or 2014. Information is provided for 2016 and 2015 only for Mr. Gibbons because he was not an NEO in 2014.
(2)	Values reflect the amounts actually paid to the NEOs in each year. Dr. Powell’s base salary reflects that she received an increase in base salary (from $315,000 to $375,000) in connection with her appointment as President of APUS, effective July 1, 2016. Ms. Panzarella’s base salary reflects that she received an increase in base salary (from $145,000 to $170,000) in connection with her elevation to the level of senior vice president, effective June 20, 2016. Ms. Gilbert’s base salary reflects a payment of $23,838 for accrued vacation time, which she received in connection with her retirement. Mr. Gibbons’ base salary reflects that he received a decrease (from $255,000 to $130,000) in base salary in connection with his transition from Senior Vice President, Chief Administrative Officer to Senior Vice President, Special Projects, effective July 4, 2016.

(3)	Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock awards and restricted stock units, excluding estimates of forfeiture. A discussion of the relevant assumptions used in calculating these equity awards can be found in Notes 2 and 11 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. For this purpose, performance-based restricted stock units are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. The target and maximum grant date values of performance share awards for 2016 are, as follows:

Name	Grant Date Value at Target Performance	Grant Date Value at Maximum Performance
Wallace E. Boston, Jr.	$452,496	$904,993
Richard W. Sunderland, Jr.	$91,650	$183,301
Karan Powell	$51,894	$103,787
Thomas A. Beckett	$36,879	$73,758
Amy N. Panzarella	$—	$—
Carol S. Gilbert	$51,894	$103,787
Peter W. Gibbons	$30,623	$61,246
(4)	Amounts represent annual incentive payments paid pursuant to our annual incentive compensation plan based upon the achievement of performance goals established by our Compensation Committee.
(5)	Amounts include, but are not limited to, 401(k) contribution matches made by us and non-qualified deferred compensation plan continuation matches made by us in respect of 2016, as follows:

Name	401(k) Match	Non-Qualified Deferred Compensation Plan Matching Contribution
Wallace E. Boston, Jr.	$10,600	$15,400
Richard W. Sunderland, Jr.	$10,600	$5,200
Karan Powell	$10,600	$3,200
Thomas A. Beckett	$6,900	$—
Amy N. Panzarella	$6,500	$—
Carol S. Gilbert	$10,600	$1,200
Peter W. Gibbons	$7,940	$—

For Dr. Boston, amount for 2016 also includes $31,057 for utilization of a car service. For Dr. Powell, amount for 2016 also includes a payment to Dr. Powell of $15,908 to make her whole for the income taxes that she incurred with respect to her use of APUS housing in Charles Town, WV. For Ms. Gilbert, amount also includes payments related to Ms. Gilbert’s departure from the Company, which was treated as a termination of employment by Ms. Gilbert for good reason pursuant to her employment agreement. For more information about these payments, see “Potential Payments Upon Termination or Change of Control.”

2016 Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards to our NEOs during 2016:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Wallace E. Boston, Jr.	Restricted Stock	1/17/2016							43,397	$678,729
	Performance RSUs	1/17/2016				14,466	28,932	57,864		$452,496
	Annual Incentive Plan		$292,500	$585,000	$877,500
Richard W. Sunderland, Jr.	Restricted Stock	1/17/2016							8,791	$137,491
	Performance RSUs	1/17/2016				2,930	5,860	11,720		$91,650
	Annual Incentive Plan		$98,750	$197,500	$316,000
Karan Powell	Restricted Stock	1/17/2016							4,978	$77,856
	Performance RSUs	1/17/2016				1,659	3,318	6,636		$51,894
	Annual Incentive Plan		$86,742	$173,484	$300,000
Thomas A. Beckett	Restricted Stock	1/17/2016							3,538	$55,334
	Performance RSUs	1/17/2016				1,179	2,358	4,716		$36,879
	Annual Incentive Plan		$57,500	$115,000	$161,000
Amy N. Panzarella	Restricted Stock	1/17/2016							2,726	$42,635
	Performance RSUs	1/17/2016				—	—	—		$—
	Annual Incentive Plan		$35,045	$70,090	$99,051
Carol S. Gilbert	Restricted Stock	1/17/2016							4,978	$77,856
	Performance RSUs	1/17/2016				1,659	3,318	6,636		$51,894
	Annual Incentive Plan		$73,750	$147,500	$206,500
Peter W. Gibbons	Restricted Stock	1/17/2016							2,938	$45,950
	Performance RSUs	1/17/2016				979	1,958	3,916		$30,623
			$—	$—	$—

(1)	These columns show the range of possible cash payouts for 2016 performance pursuant to our annual incentive plan. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance goals established by the Compensation Committee for these awards, see the section titled “Annual Incentive Cash Compensation” in the Compensation Discussion and Analysis. The threshold amounts in this table represent the amounts that would have been paid if the threshold levels under each of the financial performance portion and the MBO portion of the annual incentive plan were achieved. Due to Mr. Gibbons’ retirement from his role as Chief Administrative Officer and cessation of service as an executive officer, he did not participate in the annual incentive plan and received no payouts under the plan in 2016.
(2)	These columns show the range of restricted stock units that could be earned based on 2016 performance pursuant to the performance-based restricted stock units granted in 2016. Restricted stock units earned vest over a three-year period. For a discussion of the performance goals established by the Compensation Committee for these awards, see the section titled “2016 Compensation Decisions — Equity Incentives” in the Compensation Discussion and Analysis.
(3)	This column shows the number of shares of restricted stock granted, which vest ratably over three years.
(4)	Amounts reflect the grant date fair value, computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

For each of our NEOs other than Mr. Beckett, Ms. Panzarella and Mr. Gibbons, the amounts disclosed in the tables above are in part a result of the terms of the NEOs’ employment agreements. We do not have employment agreements with Mr. Beckett, Ms. Panzarella or Mr. Gibbons.

Dr. Boston’s Employment Agreement.  In June 2004, we entered into an employment agreement with Dr. Boston to serve as our president and Chief Executive Officer with an initial term of three years starting from June 21, 2004 and ending June 21, 2007, which was subsequently amended to provide for renewal until March 31, 2018 and automatically thereafter for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. In December 2008, his employment agreement was amended to provide for technical compliance with certain U.S. Department of Treasury regulations. In April 2014, his agreement was amended and restated, in part to eliminate Dr. Boston’s entitlement to tax gross-up payments in connection with a change in control. In May 2016, his agreement was again amended and restated, to reflect that he no longer serves as the Chief Executive Officer of APUS and to increase his annual incentive target and stretch incentive. Pursuant to his amended and restated agreement, Dr. Boston’s base salary was set at $650,000 per year, subject to annual review and adjustment by our Compensation Committee. Under the agreement, Dr. Boston’s base salary may be reduced at any time as part of a general salary reduction to all employees with annual salaries in excess of $150,000, provided, however, that any reduction shall be no more than the lesser of the median percentage salary reduction applied to such employees or 20%. Dr. Boston’s employment agreement provides that he is entitled to participate in our annual incentive plan, under which he is eligible for an annual bonus of up to 90% of his base salary then in effect, and up to an additional 45% of his base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the Compensation Committee.

In addition to a base salary and annual bonus, Dr. Boston is entitled to receive such other benefits approved by our Compensation Committee and made available to our other senior executives and to participate in plans and receive bonuses, incentive compensation and fringe benefits as we may grant or establish from time to time. Furthermore, under Dr. Boston’s employment agreement, we are required to pay or reimburse him for customary and reasonable moving expenses he incurs in connection with any subsequent relocation of our executive offices. Dr. Boston has agreed not to compete with us nor solicit our employees for alternative employment during the term of his agreement and for a period of two years after termination for any reason.

Dr. Boston’s base salary for 2016 and target annual incentive compensation plan award for 2016 are set forth in the tables above.

Mr. Sunderland’s and Dr. Powell’s Employment Agreements.   We have entered into an employment agreement with each of Mr. Sunderland and Dr. Powell that have similar provisions to the provisions of Dr. Boston’s agreement discussed above, except with respect to their positions, amounts relating to their base salary and annual bonus, and length and scope of restrictive covenants. We entered into an amended and restated employment agreement with Dr. Powell to serve as President of APUS effective as of July 1, 2016 in connection with her promotion to that position. In August 2014, we entered into an employment agreement with Mr. Sunderland to serve as Executive Vice President and Chief Financial Officer.

Under their employment agreements, Mr. Sunderland’s term of employment runs until March 31, 2017 and Dr. Powell’s term of employment runs until July 1, 2018, and, in each case, the term will automatically renew for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Pursuant to their agreements, Mr. Sunderland’s and Dr. Powell’s initial annual salaries are $300,000 and $375,000, respectively. Each of Mr. Sunderland and Dr. Powell is eligible for an annual bonus of up to 50% of his or her base salary then in effect and up to an additional 30% of his or her base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the Compensation Committee. Mr. Sunderland’s and Dr. Powell’s base salaries for 2016 and target annual incentive compensation plan awards for 2016 are set forth in the tables above.

In addition, each of the above employment agreements provides for payments upon certain terminations of the executive’s employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that would be received by these executives see the section titled “Potential Payments upon Termination or Change in Control” below.

Ms. Gilbert’s Employment Agreement.   In August 2014, we entered into an employment agreement with Ms. Gilbert to serve as Executive Vice President, Programs and Marketing. Pursuant to her agreement, Ms. Gilbert’s annual salary was $277,000, and she was eligible for an annual bonus of up to 50% of her base salary then in effect and up to an additional 20% of her base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the Compensation Committee.

On December 16, 2016, Ms. Gilbert retired from her position at the Company and agreed to consult with the Company for a period of 16 months. For purposes of her amended and restated employment agreement, Ms. Gilbert’s departure from the Company was treated as a termination of employment by Ms. Gilbert for good reason and she was entitled to the benefits provided for in the employment agreement in that circumstance. Ms. Gilbert will continue to vest in her outstanding equity awards for a 16-month period after her retirement date.

Ms. Gilbert’s base salary for 2016 and target annual incentive compensation plan award for 2016 are set forth in the tables above.

2016 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards at December 31, 2016 for our NEOs:

				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Wallace E. Boston, Jr.	56,000	$34.80	1/4/2017
	58,000	$37.52	1/3/2018
				110,399	$2,710,295
Richard W. Sunderland, Jr.				23,787	$583,971
Karan Powell	5,500	$34.80	1/4/2017
	5,000	$37.52	1/3/2018
				13,238	$324,993
Thomas A. Beckett				6,973	$171,187
Amy N. Panzarella	1,300	$34.80	1/4/2017
	1,100	$37.52	1/3/2018
				3,533	$86,735
Carol S. Gilbert	7,800	$34.80	1/4/2017
	6,750	$37.52	1/3/2018
				13,238	$324,993
Peter W. Gibbons	5,500	$34.80	1/4/2017
	5,000	$37.52	1/3/2018
				8,560	$210,148

(1)	Includes the number of shares of restricted stock units that were earned pursuant to the achievement of the 2016 performance-based grant of restricted stock units at 111% of target. Of the numbers of shares of stock shown, for the officers indicated, the following numbers of shares have vested or will vest on the dates indicated:

Name	Grant Date	Award Type	Vest Date	Number of Shares or Units of Stock That Have Not Vested
Wallace E. Boston, Jr.	1/20/2014	PSU	1/20/2017	6,527
	1/27/2015	PSU	1/27/2017	3,693
	1/27/2015	PSU	1/27/2018	3,692
	1/17/2016	PSU	1/17/2017	10,705
	1/17/2016	PSU	1/17/2018	10,705
	1/17/2016	PSU	1/17/2019	10,704
	1/20/2014	RSA	1/20/2017	6,060
	1/27/2015	RSA	1/27/2017	7,458
	1/27/2015	RSA	1/27/2018	7,458
	1/17/2016	RSA	1/17/2017	14,466
	1/17/2016	RSA	1/17/2018	14,466
	1/17/2016	RSA	1/17/2019	14,465

Name	Grant Date	Award Type	Vest Date	Number of Shares or Units of Stock That Have Not Vested
Richard W. Sunderland, Jr.	1/20/2014	PSU	1/20/2017	1,204
	1/27/2015	PSU	1/27/2017	745
	1/27/2015	PSU	1/27/2018	746
	1/17/2016	PSU	1/17/2017	2,169
	1/17/2016	PSU	1/17/2018	2,168
	1/17/2016	PSU	1/17/2019	2,168
	1/20/2014	RSA	1/20/2017	2,784
	1/27/2015	RSA	1/27/2017	1,506
	1/27/2015	RSA	1/27/2018	1,506
	1/17/2016	RSA	1/17/2017	2,931
	1/17/2016	RSA	1/17/2018	2,930
	1/17/2016	RSA	1/17/2019	2,930
Karan Powell	1/20/2014	PSU	1/20/2017	824
	1/27/2015	PSU	1/27/2017	495
	1/27/2015	PSU	1/27/2018	494
	1/17/2016	PSU	1/17/2017	1,228
	1/17/2016	PSU	1/17/2018	1,228
	1/17/2016	PSU	1/17/2019	1,227
	1/20/2014	RSA	1/20/2017	764
	1/27/2015	RSA	1/27/2017	1,000
	1/27/2015	RSA	1/27/2018	1,000
	1/17/2016	RSA	1/17/2017	1,660
	1/17/2016	RSA	1/17/2018	1,659
	1/17/2016	RSA	1/17/2019	1,659
Thomas A. Beckett	1/17/2016	PSU	1/17/2017	873
	1/17/2016	PSU	1/17/2018	873
	1/17/2016	PSU	1/17/2019	872
	1/20/2014	RSA	1/20/2017	310
	10/1/2014	RSA	10/1/2017	507
	1/17/2016	RSA	1/17/2017	1,180
	1/17/2016	RSA	1/17/2018	1,179
	1/17/2016	RSA	1/17/2019	1,179
Amy N. Panzarella	1/20/2014	RSA	1/20/2017	333
	10/1/2014	RSA	10/1/2017	474
	1/17/2016	RSA	1/17/2017	909
	1/17/2016	RSA	1/17/2018	909
	1/17/2016	RSA	1/17/2019	908
Carol S. Gilbert	1/20/2014	PSU	1/20/2017	824
	1/27/2015	PSU	1/27/2017	495
	1/27/2015	PSU	1/27/2018	494
	1/17/2016	PSU	1/17/2017	1,228
	1/17/2016	PSU	1/17/2018	1,228
	1/17/2016	PSU	1/17/2019	1,227
	1/20/2014	RSA	1/20/2017	764
	1/27/2015	RSA	1/27/2017	1,000
	1/27/2015	RSA	1/27/2018	1,000
	1/17/2016	RSA	1/17/2017	1,660
	1/17/2016	RSA	1/17/2018	1,659
	1/17/2016	RSA	1/17/2019	1,659

Name	Grant Date	Award Type	Vest Date	Number of Shares or Units of Stock That Have Not Vested
Peter W. Gibbons	1/20/2014	PSU	1/20/2017	544
	1/27/2015	PSU	1/27/2017	396
	1/27/2015	PSU	1/27/2018	395
	1/17/2016	PSU	1/17/2017	725
	1/17/2016	PSU	1/17/2018	725
	1/17/2016	PSU	1/17/2019	724
	1/20/2014	RSA	1/20/2017	513
	1/27/2015	RSA	1/27/2017	800
	1/27/2015	RSA	1/27/2018	800
	1/17/2016	RSA	1/17/2017	980
	1/17/2016	RSA	1/17/2018	979
	1/17/2016	RSA	1/17/2019	979

Pursuant to the December 15, 2016 letter agreement entered into between the Company and Ms. Gilbert to formalize the terms of her departure, Ms. Gilbert will continue to vest in her outstanding equity awards for a 16-month period after her retirement.

(2)	The market value of the shares of common stock that have not vested is based on the closing price of our common stock on The NASDAQ Global Select Market on December 30, 2016 (the last trading day of 2016), $24.55.

Option Exercises and Stock Vested

There were no option exercises by our NEOs during 2016. The following table sets forth information with respect to shares of restricted stock held by our NEOs that vested during 2016:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Wallace E. Boston, Jr.	35,055	$577,603
Richard W. Sunderland, Jr.	7,099	$116,891
Karan Powell	4,554	$75,100
Thomas A. Beckett	1,076	$19,299
Amy N. Panzarella	1,075	$19,149
Carol S. Gilbert	4,554	$75,100
Peter W. Gibbons	3,124	$51,732

(1)	The value realized on vesting is based on the closing price of our common stock on The NASDAQ Global Select Market on the day of vesting, multiplied by the number of shares acquired.

Nonqualified Deferred Compensation

The following table sets forth information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified during 2016:

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Wallace E. Boston, Jr.	—	$15,400	$9,399	—	$155,754
Richard W. Sunderland, Jr.	—	$5,200	$477	—	$12,217
Karan Powell	—	$3,200	$1,382	—	$23,764
Thomas A. Beckett	—	$—	$—	—	$—
Amy N. Panzarella	—	$—	$—	—	$—
Carol S. Gilbert	—	$1,200	$3,478	—	$51,264
Peter W. Gibbons	—	$—	$1,234	—	$35,864

(1)	Includes amounts contributed by the Company in 2017 with respect to 2016 as matching contributions. All amounts are reported in the Summary Compensation Table above.
(2)	Amounts reflected in this column include changes in plan values during 2016, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year.
(3)	All amounts have been reported in the Summary Compensation Table above or in previous years.

Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to our NEOs in connection with a change in control or pursuant to certain termination events. The employment agreements for Dr. Boston, Mr. Sunderland and Dr. Powell, described above, include provisions that provide for payments to them in the event of certain terminations of their respective employment.

Mr. Beckett, Ms. Panzarella and Mr. Gibbons do not have employment agreements. In the event that Mr. Beckett’s, Ms. Panzarella’s or Mr. Gibbons’ service to the Company terminates for any reason, he or she will forfeit to the Company all unvested restricted stock units and all shares of restricted stock that have not yet vested or with respect to which all applicable restrictions and conditions have not yet lapsed.

As described in more detail below, in the event of a voluntary resignation of an NEO (other than Mr. Beckett, Ms. Panzarella or Mr. Gibbons) without “good reason” (as defined below), the NEO is not entitled to any payments or benefits upon such resignation other than certain accrued but unpaid salary and benefits.

Termination for cause, without good reason or by reason of death.  In the event that any of Dr. Boston’s, Mr. Sunderland’s or Dr. Powell’s employment is terminated by us for “cause”, by the executive without “good reason”, or by reason of death (each of “cause” and “good reason” as defined below), we will pay to each of them or their estate, as the case may be, (i) his or her full base salary through the date of termination, (ii) any previously deferred and unpaid compensation and any unpaid accrued vacation pay, and (iii) any earned, but unpaid, amounts the executive is entitled to as of the date of termination in connection with any fringe benefits or under any of our incentive compensation plans or programs, including the annual incentive bonus (together, the “Base Amounts”).

Termination by reason of disability.  If any of Dr. Boston’s, Mr. Sunderland’s or Dr. Powell’s employment is terminated by reason of disability, we are required to pay to them, in a lump sum within 30 days of the date of termination, an amount equal to (i) his or her base salary through the date of termination, (ii) his or her annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period through the date of termination, for such bonus, prorated for the period of the executive’s service during the applicable year, and (iii) any previously deferred and unpaid compensation and unpaid accrued vacation pay (together, the “Accrued Obligations”). In addition, subject to the executive’s timely execution of a release of claims, we are further required to pay to the executive an amount equal to the sum of (i) the executive’s annual base salary and (ii) the executive’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, after the date of termination to the end of the calendar year for such bonus and as to the remainder of a certain period following the date of termination (the “Bonus Period”), if net income increased from the same period in the prior year and the performance targets established for the successor executive were being satisfied for that period, paid in installments over the Bonus Period. These payments shall be reduced by the sum of the amounts, if any, payable to the executive at or prior to the time of any payment under our disability benefit plans and which amounts were not previously applied to reduce any payment, all in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended. The Bonus Periods for Mr. Boston is 24 months and the Bonus Periods for each of Mr. Sunderland and Dr. Powell is 18 months.

Termination other than for cause or disability or for good reason.   In the event that we terminate any of Dr. Boston’s, Mr. Sunderland’s or Dr. Powell’s employment other than for cause or disability or they terminate their employment for good reason, we are required to pay, or provide, to the executive (subject to the NEO’s timely execution of a release of claims in respect of all but the first item below):

•	in a lump sum within 30 days of the date of termination, the Accrued Obligations;
•	an amount equal to the sum of (i) the executive’s annual base salary and (ii) the executive’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, after the date of termination to the end of the calendar year for such bonus and as to the remainder of the Bonus Period, if net income increased from the same period in the prior year and the performance targets established for the successor executive were being satisfied for that period), paid in installments over the Bonus Period;
•	for a period of 24 months following the date of termination (for Dr. Boston) or 12 months following the date of termination (for the other NEOs) or for any longer period provided for under the terms of the appropriate plan, program, practice or policy, a continuation of benefits to the executive and/or his or her family at a level and in an amount that is at least equal to that which would have been provided by us to them had the executive continued his or her employment, provided, however, that we may elect to pay the executive a payment equal to 24 or 12 months’ (as applicable) premiums under our benefit plans in lieu of the continuation of such benefits, and provided, further, that if the executive becomes reemployed with another employer and is eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary;
•	to the extent not otherwise paid or provided, for a period of 24 months following the date of termination (for Dr. Boston) or 12 months following the date of termination (for the other NEOs), any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our other existing benefit schemes; and
•	for Dr. Boston only, to the extent that less than 33 1/3% of all outstanding equity awards granted to him under any of our equity incentive plans are vested on the date of termination, such additional equity awards will immediately accelerate, vest, and become exercisable in accordance with their terms, assuming target level achievement for purposes of any performance-based awards.

Additionally, Ms. Gilbert’s departure from the Company on December 16, 2016 was treated as a termination of employment for good reason and she was entitled to the benefits enumerated in the immediately preceding items above. Ms. Gilbert also will continue to vest in her outstanding equity awards for a 16-month period after her retirement date.

Termination following a change of control.   If within 180 days after a change of control (as defined below), we terminate any of Dr. Boston’s, Mr. Sunderland’s or Dr. Powell’s employment other than for cause or disability or the executive terminates his or her employment for good reason, we are required to pay, or provide, to the executive (subject to the NEO’s timely execution of a release of claims in respect of all but the first item below):

•	in a lump sum within 30 days of the effective date of termination, the Accrued Obligations;
•	an amount equal to the sum of (i) two times the executive’s annual base salary and (ii) two times the executive’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, in a lump sum within 60 days of the effective date of termination;
•	for a period of 24 months following the date of termination (for Dr. Boston) or 12 months following the date of termination (for the other NEOs) or for any longer period provided for under the terms of the appropriate plan, program, practice or policy, a continuation of benefits to the executive and/or his or her family at a level and in an amount that is at least equal to that which would have been provided by us to them had the executive continued his or her employment, provided, however, that we may elect to pay the executive a payment equal to 24 or 12 months’ (as applicable) premiums under our benefit plans in lieu of the continuation of such benefits, and provided, further, that if the executive becomes reemployed with another employer and is eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary; and
•	to the extent not otherwise paid or provided, for a period of 24 months following the date of termination (for Dr. Boston) or 12 months following the date of termination (for the other NEOs), any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our other existing benefit schemes.

In the event that any amounts payable or benefits to be provided to the executive under the employment agreement or otherwise would be nondeductible to us by reason of Section 280G of the Code and would subject the executive to the excise tax imposed by Section 4999 of the Code, then such payments and/or benefits will be reduced to the extent necessary so that such payments or benefits will no longer be ineligible for deduction by reason of Section 280G of the Code or subject to the excise tax imposed by Section 4999 of the Code unless the executive would receive at least $50,000 more on a net after-tax basis if such payments and benefits were not reduced.

Acceleration of equity awards upon termination for death, for disability or following a change of control.   Under Dr. Boston’s, Mr. Sunderland’s and Dr. Powell’s employment agreements, all equity awards granted to the NEO under any of our equity incentive plans that are outstanding immediately prior to the following events will vest and become fully exercisable as follows: (i) upon termination of the executive’s employment by the executive’s death; (ii) upon our termination of the executive’s employment for disability; or (iii) upon our termination of the executive’s employment for any reason or for no reason at all, other than for disability or cause, in the 12-month period following a change of control or by the executive for good reason in the 12-month period following a change of control. However, for purposes of clauses (i) and (ii) above, any equity awards that are subject to performance conditions for a performance period not yet completed will be deemed to be vested and exercisable in a pro-rated amount equivalent to the portion of the performance period that has passed and assuming achievement of the performance conditions for that period at the “target” level, and, for purposes of clause (iii) above, any equity awards that are subject to performance conditions for a performance period not yet completed will be deemed to be vested and exercisable in full at the “target” level.

Terms defined in employment agreements.   For purposes of Dr. Boston’s, Mr. Sunderland’s and Dr. Powell’s employment agreements, the following definitions apply:

“Cause” means:

•	refusal by the NEO to follow a lawful written order of the Chairman of our Board, the Board, or for each NEO except Dr. Boston, our Chief Executive Officer;

•	the NEO’s engagement in conduct materially injurious to us or our reputation;
•	dishonesty of a material nature that relates to the performance of the NEO’s duties under his or her employment agreement;
•	the NEO’s conviction for any crime involving moral turpitude or any felony; or
•	the NEO’s continued failure to perform his or her duties under his or her employment agreement (except due to the NEO’s incapacity as a result of physical or mental illness) to the satisfaction of our Board for a period of at least 30 consecutive days after written notice is delivered to the NEO specifically identifying the manner in which the NEO has failed to perform his or her duties.

“Change of control” generally means:

•	our dissolution or liquidation, or a merger, consolidation or reorganization of us with one or more other entities in which we are not the surviving entity;
•	a sale of substantially all of our assets to another person or entity; or
•	any transaction (including without limitation a merger or reorganization in which we are the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of our stock.

“Good reason” generally means:

•	the assignment to the NEO of duties inconsistent in any material respect with the NEO’s position as set forth in, or in accordance with, his or her employment agreement, excluding an isolated, insubstantial and inadvertent action that we remedy promptly after receipt of notice from the NEO;
•	any material failure by us to comply with any provisions of the NEO’s employment agreement, excluding an isolated, insubstantial and inadvertent failure that we remedy promptly after receipt of notice from the NEO;
•	there is a change of control and the NEO does not continue in his or her position, or any other office he or she holds at the time of the transaction, of the most senior resulting entity succeeding to our business; or
•	any material failure by us to require any successor or any party that acquires control of us, whether directly or indirectly, by purchase, merger, consolidation or otherwise, or all or substantially all of our business and/or assets to assume expressly and agree to perform the NEO’s employment agreement in the same manner and to the same extent that we would be required to perform it if no succession had taken place.

Provided, however, that none of the foregoing constitute good reason if the executive consents in writing to such event, and none of the foregoing constitute good reason unless the NEO provides notice to us within 90 days of the initial existence of such grounds and we fail to cure the asserted grounds for good reason within 30 days of receipt of such notice from the executive. In order to terminate his or her employment for good reason, the executive must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

Payment and Benefit Estimates

The table below was prepared to reflect the estimated payments that would have been made pursuant to the employment agreements and arrangements described above. The estimated payments were calculated as though the applicable triggering event occurred, and the NEO’s employment was terminated, or the applicable change in control occurred, on December 30, 2016 (the last trading day of 2016), using the closing price of our common stock on The NASDAQ Global Select Market of $24.55 on December 30, 2016. As discussed in the narrative above, upon termination for cause, by the NEO without good reason or upon death, the NEO is generally only entitled to receive amounts he is owed as of the termination date (e.g., salary, benefits, and, in limited cases, any previously earned, but unpaid, annual incentive compensation). Assuming a termination date of December 31, 2016, these amounts are set forth in the tables above, and we have not included these earned, but unpaid amounts, in the termination events included in the table below.

The table below does not include information for Ms. Gilbert, who ceased to serve as an executive officer on December 16, 2016, or Mr. Gibbons, who ceased to serve as an executive officer on June 20, 2016, or for Mr. Beckett or Ms. Panzarella, who do not have employment agreements and would not be entitled to any severance pay, accelerated vesting of equity awards or welfare benefits continuation upon termination.

	Aggregate Severance Pay(1) ($)	Accelerated Vesting of Equity Awards ($)	Welfare Benefits Continuation ($)	Total ($)
Wallace E. Boston, Jr.
Termination by Reason of Disability	$2,497,213	$2,710,295	$—	$5,260,602
Termination other than for Cause or Disability or by Executive for Good Reason	$2,497,213	$—	$53,095	$2,550,307
Termination without Cause or by Executive for Good Reason in Connection with a Change in Control	$2,497,213	$2,710,295	$53,095	$5,260,602
Richard W. Sunderland, Jr.
Termination by Reason of Disability	$905,287	$583,971	$—	$1,506,577
Termination other than for Cause or Disability or by Executive for Good Reason	$905,287	$—	$17,319	$922,606
Termination without Cause or by Executive for Good Reason in Connection with a Change in Control	$1,596,537	$583,971	$17,319	$2,197,827
Karan Powell
Termination by Reason of Disability	$870,101	$324,993	$—	$1,211,271
Termination other than for Cause or Disability or by Executive for Good Reason	$870,101	$—	$16,177	$866,278
Termination without Cause or by Executive for Good Reason in Connection with a Change in Control	$1,151,351	$324,993	$16,177	$1,492,521

(1)	We have assumed for purposes of calculating the aggregate severance pay that our net income and the NEO’s successor’s performance would be sufficient for the NEO to receive the maximum payout.

As explained above, Ms. Gilbert’s departure from the Company on December 16, 2016 was treated as a termination of employment for good reason. In addition to continuing to vest in her outstanding equity awards for a 16-month period after her retirement date (valued at approximately $254,142 as of December 30, 2016, the last trading day of 2016), Ms. Gilbert is entitled to receive severance pay in the aggregate amount of $465,158 and a continuation of her welfare benefits with an aggregate value equal to $9,384, in each case to be paid or delivered, as applicable, for the 16 months following her termination, beginning in January 2017.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2016. All equity compensation plans have been approved by Company stockholders.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Company stockholders	259,959	$34.68	542,656
Equity compensation plans not approved by Company stockholders	—	$—	—
Total	259,959	$34.68	542,656

PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder input on the compensation of our named executive officers as disclosed in this Proxy Statement. The Board and the Compensation Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract and retain qualified candidates by offering compensation that is competitive within the for-profit education industry and the broader market for executive talent.

As described in the Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement, our executive compensation program is designed to provide competitive levels of compensation that are based on performance metrics, reflect the level of capability and effort required to achieve our corporate goals and encourage continuous quality improvement. By paying for performance, we believe that we align the interests of our executive officers with those of our stockholders. We also believe that an effective executive compensation program assists us in attracting and retaining qualified executives who will contribute to the Company’s financial performance and drive the continued creation of stockholder value.

To achieve these objectives, we adhere to the following principles:

•	compensation should be directly related to achievement of our corporate goals as measured through individual management objectives and through earnings results;
•	an emphasis on equity-based compensation aligns the long-term interests of executive officers and stockholders; and
•	NEO’s compensation must be evaluated against opportunities offered by companies that are similar to, and competitive with, us in the market for executive talent.

Our executive compensation program also includes features specifically intended to align the interests of our NEOs with those of our stockholders, such as:

•	each of our executives is expected to own shares of the Company’s common stock with a value ranging from one to six times the executive’s base salary, depending on position;
•	the use of equity awards, the value of which is contingent on our long-term performance; and
•	equity awards are comprised of a mixture of restricted stock awards that vest over three years and restricted stock units that vest over three years, subject to achievement of a free cash flow target.

We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOs and our stockholders and is deserving of stockholder support. We believe that stockholders should also consider the following when determining whether to approve the compensation of our NEOs as presented in this Proxy Statement:

•	the Compensation Committee utilizes Willis Towers Watson, an independent compensation consulting firm, to assist the Committee in determining compensation;
•	our NEOs are prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities;
•	our equity awards have been granted with three-year minimum vesting periods, and our equity plans prohibit repricing or replacement of outstanding option awards;

•	for our NEOs for whom we have employment agreements, upon a “change of control” the NEOs only receive severance payments in connection with a termination of their employment; and
•	the employment agreements with our NEOs do not include tax-gross up payments in connection with a “change of control”.

For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the American Public Education, Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosure, is hereby APPROVED.”

The vote is advisory and is not binding on the Company, the Board or the Compensation Committee of the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it continues to consider our executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 — ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder input on how often we will hold advisory votes on the compensation of our named executive officers, similar to Proposal 2 in this Proxy Statement. We currently hold such vote every year, and we are required to hold such votes at least once every three years. By voting on this proposal, stockholders may indicate whether they would prefer that we continue to hold an advisory vote on executive compensation annually or whether you would prefer that we instead hold the vote every two or three years. You may also abstain from voting.

Our stockholders voted on a similar proposal in 2011, with the majority voting to hold the advisory vote every year, and the Board of Directors adopted this standard. The Board recommends that stockholders vote in favor of continuing to hold future non-binding executive compensation votes every year. Because this vote is advisory and non-binding, the Board may determine how frequently we will hold future advisory named executive officer compensation votes. However, the Board of Directors will consider the outcome of this vote in making its determination.

The Board believes that continuing to hold an advisory vote on executive compensation every year is appropriate so that stockholders may voice concerns regularly and have those concerns considered by the Compensation Committee as it undertakes its yearly compensation determinations. As a result, an annual vote will allow the Compensation Committee to be more responsive to stockholder concerns about the compensation of our named executive officers. The Board also views an annual vote as good corporate practice. In addition, holding such a vote annually in in line with prevailing market practice and current stockholder expectations and preferences.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL NO. 4 — APPROVAL OF THE AMERICAN PUBLIC EDUCATION, INC.
2017 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to consider and to approve adoption of the American Public Education, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”).

Upon recommendation of the Compensation Committee, on March 31, 2017, the Board adopted the 2017 Plan, subject to and effective upon approval by the stockholders at the Annual Meeting. The Board believes that the 2017 Plan is important to our continued growth and success and that approval of the 2017 Plan is required for us to be able to continue to make equity awards to key persons in a size that the Board believes is necessary to accomplish our goals. The purpose of the 2017 Plan is to (i) provide incentives to eligible persons to contribute to the success of the Company and to operate and manage its business in a manner that will provide for the long-term growth and profitability of the Company and that will benefits its stockholders and other important stakeholders; and (ii) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the 2017 Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards.

If our stockholders approve the 2017 Plan, the 2017 Plan will become effective on the date of the Annual Meeting, and the 2017 Plan will replace the American Public Education, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”) as the means by which the Company makes equity and cash awards to key persons. The 2011 Plan will be frozen, and we will not grant any further awards under the 2011 Plan.

If our stockholders do not approve the 2017 Plan, the 2017 Plan will not become effective, and we may continue to grant awards under the 2011 Plan to the extent of the shares of our common stock remaining available for issuance under the 2011 Plan, which equaled an estimated 542,656 shares of our common stock as of December 31, 2016 (without regard to outstanding awards which thereafter may terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of shares of our common stock, and thus become available for re-issuance under the 2011 Plan). The Board believes that, if the 2017 Plan is not approved, our ability to align the interests of key persons with stockholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key people, or requiring us to shift our compensation plan to include more cash compensation.

Notable Features of the 2017 Plan

As described in more detail below, certain notable features of the 2017 Plan include:

•	granting of options or SARs only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;
•	granting of options or SARs with a ten-year maximum term;
•	no repricing of options or SARs without prior stockholder approval;
•	no vesting in dividends or dividend equivalent rights paid on unvested awards of any type unless the underlying awards vest;
•	granting of performance-based awards that may qualify as performance-based compensation for purposes of Section 162(m) of the Code;
•	retaining the same fungible share ratio for full-value awards as applied under the 2011 Plan;
•	no liberal share recycling;
•	no reload or “evergreen” share replenishment features; and
•	limiting the total maximum compensation that may be paid or granted to a non-employee director during a single calendar year.

Summary of the Material Terms of the 2017 Plan

A summary of the material terms of the 2017 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2017 Plan, a copy of which is attached as Annex A to this Proxy Statement and which is incorporated by reference into this proposal. We encourage stockholders to read and refer to the complete plan document in Annex A for a more complete description of the 2017 Plan.

Effective Date; Term.  If approved by our stockholders at the annual meeting, the 2017 Plan will become effective as of the date of the Annual Meeting (the “Effective Date”), and unless terminated sooner in accordance with the terms of the 2017 Plan or extended with stockholder approval, the 2017 Plan will terminate on the day before the tenth anniversary of the Annual Meeting, May 11, 2027.

Administration of the 2017 Plan.  The 2017 Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more directors of the Company. Each such director will be required to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code, and for so long as our common stock is listed on the NASDAQ, an “independent director” under the NASDAQ listing rules. The Committee initially will be the Compensation Committee and may be a subcommittee of the Compensation Committee that satisfies the foregoing requirements.

The Board will also be authorized to appoint one or more committees of the Board consisting of one or more directors of the Company who need not meet the independence requirements above for certain limited purposes permitted by the 2017 Plan, and to the extent permitted by applicable law, the Committee will be authorized to delegate authority to the President and Chief Executive Officer of the Company and/or any other officers of the Company for certain limited purposes permitted by the 2017 Plan. The Board will retain the authority under the 2017 Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2017 Plan. References below to the Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Except where the authority to act on such matters is specifically reserved to the Board under the 2017 Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the 2017 Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the 2017 Plan, any award, and any award agreement, including the authority to:

•	designate grantees of awards;
•	determine the type or types of awards to be made to a grantee;
•	determine the number of shares of our common stock subject to an award or to which an award relates;
•	establish the terms and conditions of each award;
•	prescribe the form of each award agreement;
•	subject to limitations in the 2017 Plan (including the prohibition on repricing of options and SARs without stockholder approval), amend, modify, or supplement the terms of any outstanding award; and
•	make substitute awards.

Types of Awards.  The 2017 Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards.

Eligibility.  All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2017 Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2017 Plan, other than incentive stock options. As of March 20, 2017, there were five named executive officers, seven non-employee directors, and 3,470 employees of the Company and its subsidiaries who would be eligible to participate in the 2017 Plan.

Shares Reserved for Issuance.  The maximum number of shares of common stock that may be issued under the 2017 Plan (the “share limit”) will be equal to the sum of (i) 1,675,000 shares of our common stock, plus (ii) the number of shares of our common stock available for future awards under the 2011 Plan as of the Effective Date (less the actual number of shares of our common stock issued, if any, in excess of the target number of shares of common stock upon settlement of the outstanding performance-based deferred stock units under the 2011 Plan), plus (iii) the number of shares of our common stock related to awards outstanding under the 2011 Plan and any other Prior Plans (as defined in the 2017 Plan) as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock. The maximum number of shares of our common stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of our common stock reserved for issuance under the 2017 Plan. The shares of our common stock that be issued under the 2017 Plan may be authorized and unissued shares of our common stock, treasury shares, or any combination of the foregoing.

Share Usage.  Shares of our common stock that are subject to awards of options or SARs will be counted against the share limit as one share for every one share subject to the award. Any shares of our common stock that are subject to awards other than options or SARs will be counted against the share limit as 1.69 shares for every one share subject to the award. The number of shares subject to any SARs awarded under the 2017 Plan will be counted against the share limit regardless of the number of shares actually issued to settle the SARs upon exercise, and at least the target number of shares issuable under a performance-based award will be counted against the share limit as of the grant date but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance-based award to the extent different from such number of shares. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of our common stock or are settled in cash in lieu of shares of our common stock, the shares subject to such awards will again be available for purposes of the 2017 Plan, in the same amount as such shares were counted against the 2017 Plan’s share limit or, if applicable, the share limits set forth in the applicable Prior Plan. The share limit, however, will not be increased by the number of shares of our common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR, (iii) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations, or (iv) purchased by the Company with proceeds from option exercises.

Limits on Awards.  The maximum number of shares of our common stock subject to options or SARs that may be granted under the 2017 Plan to any person (other than a non-employee director) in a calendar year is 275,000 shares. The maximum number of shares subject to awards other than options or SARs that are stock-denominated and are either stock- or cash-settled that may be granted under the 2017 Plan to any person (other than a non-employee director) in a calendar year is 275,000 shares. The maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) for a performance period of 12 months or less in a calendar year to any person is $2 million, and the maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) in respect of a performance period in excess of twelve months to any person is $3 million.

Non-Employee Director Compensation Limits.  The maximum total compensation (including cash payments and the aggregate grant date fair market value of shares of our common stock that may be granted under the 2017 Plan) that may be paid to or granted in a calendar year to a non-employee director of the Company is $500,000. The foregoing limitation, however, will not apply to the extent that a non-employee director has been or becomes an employee of the Company during the calendar year.

Adjustments.  The number and kinds of shares of common stock for which awards may be made under the 2017 Plan, including the share limit and the individual share limits described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of our common stock is increased or decreased or the shares of our common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

Fair Market Value Determination.  For so long as our common stock remains listed on the NASDAQ (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share of our common stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share of our common stock will be the closing price of the common stock on the next preceding date for which such quotation exists. If our common stock is not listed on an established securities exchange or traded on an established securities market, the Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code. On March 28, 2017, the closing price of our common stock as reported on the NASDAQ was $22.05 per share.

Options.   The 2017 Plan authorizes our Committee to grant incentive stock options (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“nonqualified options”). To the extent that the aggregate fair market value of shares of our common stock determined on the grant date with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonqualified option. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. If we were to grant incentive stock options to any 10 percent stockholder, the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the grant date.

The term of an option cannot exceed ten years from the grant date. If we were to grant incentive stock options to any 10 percent stockholder, the term cannot exceed five years from the grant date. The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Committee. Awards of options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, for transfers of nonqualified options, not for value, to family members pursuant to the terms and conditions of the 2017 Plan.

If on the day preceding the date on which an option would otherwise terminate, the aggregate fair market value of the shares of our common stock underlying the option is greater than the aggregate exercise price of such option, the Company will, prior to the termination of such option and without any action being taken on the part of the grantee, consider such option to have been exercised by the grantee. In such case, the Company will deduct from the shares of our common stock deliverable to the grantee upon such exercise the number of shares of our common stock necessary to satisfy payment of the aggregate exercise price and all withholding obligations.

Stock Appreciation Rights.  The 2017 Plan authorizes the Committee to grant SARs that provide the grantee with the right to receive, upon exercise of the SARs, cash, shares of our common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of a SAR generally will equal the excess of the fair market value of a share of our common stock on the date of exercise over the SAR’s per share exercise price, which must be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. SARs will become exercisable in accordance with terms determined by our Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the grant date. Awards of SARs are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the 2017 Plan.

If on the day preceding the date on which a grantee’s SARs would otherwise terminate, the aggregate fair market value of shares of our common stock underlying the SARs is greater than the aggregate exercise price of such SARs, the Company will, prior to the termination of such SARs and without any action being taken on the part of the grantee, consider the SARs to have been exercised by the grantee. In such case, the Company will deduct from the shares of our common stock deliverable to the grantee upon such exercise the number of shares of our common stock necessary to satisfy payment of the aggregate exercise price and all withholding obligations.

Restricted Stock and Restricted Stock Units.   The 2017 Plan also authorizes the Committee to grant restricted stock and RSUs (including deferred stock units). Subject to the provisions of the 2017 Plan, the Committee will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of our common stock subject to the award. Restricted stock and RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and RSUs. During the period, if any, when shares of restricted stock and RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or RSUs.

A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee or the 2017 Plan. Grantees of RSUs will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units. Grantees will not vest in dividends paid on unvested shares of restricted stock or in dividend equivalent rights paid on unvested RSUs if and until the underlying awards vest.

Unrestricted Stock.   The 2017 Plan authorizes the Committee to grant shares of unrestricted stock. Shares of unrestricted stock are free of any restrictions, and a grantee of shares of unrestricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, as of the grant date.

Dividend Equivalent Rights.   The 2017 Plan authorizes the Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of our common stock underlying the right. The Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2017 Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or SAR. Dividend equivalent rights may be settled in cash, shares of our common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Committee. A dividend equivalent right granted as a component of another award may not vest or become payable until the underlying award vests.

Performance-Based Awards.  The 2017 Plan authorizes the Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by the Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of our common stock that is established by the Committee at the grant date. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of our common stock subject to a performance-based awards that will be paid out to a grantee, and the Committee will establish the performance periods for these performance-based awards.

Performance Measures.  The 2017 Plan is designed to permit the Committee to grant awards to covered employees that will qualify as performance-based compensation for purposes of Section 162(m) of the Code, but it is not required under the 2017 Plan that awards qualify for this exception. Section 162(m) of the Code limits publicly-held companies, such as the Company, to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their covered employees. For this purpose, “covered employees” include the Company’s chief executive officer and the Company’s other three highest compensated executive officers (other than the chief financial officer). However, performance-based compensation is excluded from the $1 million limitation.

To qualify as performance-based compensation under Section 162(m) of the Code, the compensation paid to covered employees must be paid solely on account of the achievement of one or more objective performance goals established in writing by the Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures that apply to the covered employee, a business unit, or the Company, a subsidiary, or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The Committee is prohibited from increasing the amount of compensation payable if a performance goal is met but may reduce or eliminate compensation even if a performance goal is achieved.

The 2017 Plan authorizes the establishment of performance goals based on any one or more of the following performance measures (with or without adjustment):

•	total stockholder return;
•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;
•	net income;
•	pretax earnings;
•	earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (i) stock-based compensation expense; (ii) income from discontinued operations; (iii) gain on cancellation of debt; (iv) debt extinguishment and related costs; (v) restructuring, separation, and/or integration charges and costs; (vi) reorganization and/or recapitalization charges and costs; (vii) impairment charges; (viii) merger-related events; (ix) gain or loss related to investments; (x) sales and use tax settlements; and (xi) gain on non-monetary transactions;
•	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;
•	operating margin;
•	earnings per share;
•	return measures, including return on assets, capital, investment, equity, sales, or revenue;
•	cash flow, including operating cash flow, free cash flow, levered free cash flow, cash flow return on equity, and cash flow return on investment;

•	operating earnings;
•	working capital;
•	ratio of debt to stockholders’ equity;
•	revenue;
•	demonstrated sound financial, budgeting and operational practices;
•	changes to processes, systems, technology, and reporting models;
•	student academic performance;
•	improvements to student services;
•	student satisfaction surveys or measures;
•	quality measures, including ranking of the Company by third parties;
•	acquisitions, divestitures, or new program developments;
•	improvements to academic rigor, faculty qualifications, and curriculum development;
•	performance with respect to regulatory requirements, including compliance with those promulgated by the Department of Education;
•	regulatory approvals to operate in new states;
•	maintaining regional accreditation;
•	maintaining or obtaining specialized accreditations; and
•	any combination of the foregoing business criteria.

The Committee may provide in any performance-based award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of our common stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.

Other Equity-Based Awards.   The 2017 Plan authorizes the Committee to grant other types of equity-based awards. Other equity-based awards are payable in cash, shares of our common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.

Forms of Payment.   The exercise price for any option or the purchase price (if any) for restricted stock or RSUs is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and service rendered to the Company or our affiliates.

Corporate Transaction.   If the Company experiences a “corporate transaction” in which awards will not be assumed or continued by the surviving entity: (i) immediately before the corporate transaction, except for performance-based awards, all restricted stock, RSUs (including deferred stock units), and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered, and (ii) at the Committee’s discretion, (a) all options and SARs will become exercisable at least 15 days before the corporate transaction and terminate if unexercised upon the consummation of the corporate transaction, and/or (b) all options, SARs, restricted stock, RSUs, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value. Performance-based awards will vest (i) if less than half the performance period has lapsed, at target level and (ii) if more than half the performance period has lapsed, based on actual performance if determinable or, if not determinable, at target level, and in each case then will be treated in accordance with the foregoing sentence. Other equity-based awards will be governed by the terms of the applicable award agreement.

If the Company experiences a “corporate transaction” in which awards will be assumed or continued by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares and type of capital stock to which the awards relate and, for options and SARs, as to the exercise price, and (ii) if the grantee’s service is terminated without “cause” (as defined in the 2017 Plan) within one year following the consummation of such corporate transaction, the grantee’s award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

In summary, a “corporate transaction” occurs under the 2017 Plan if:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;
•	a sale of substantially all of the assets of the Company to another person;
•	any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person owning 50% or more of the combined voting power of all classes of capital stock of the Company.

Amendment, Suspension, and Termination.  Our Board may amend, suspend, or terminate the 2017 Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations under outstanding awards, without the consent of the grantee. Our stockholders must approve any amendment to the 2017 Plan to the extent determined by the Board or if such approval is required under applicable law (including the NASDAQ regulations). Our stockholders also must approve any amendment that changes the no re-pricing rules, the option exercise price rules, or the SAR exercise price rules.

No Repricing.  Except in connection with certain corporate transactions involving the Company, we may not: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel or assume outstanding options or SARs with an exercise price above the then-current fair market value in exchange for cash, awards, or other securities, in each case, unless such action (a) is subject to and approved by our stockholders or (b) would not be deemed to be a repricing under the rules of the NASDAQ or any established stock exchange or securities market on which our common stock is listed or publicly traded.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2017 Plan for grantees and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our stockholders. A grantee in the 2017 Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options.  The grant of an incentive stock option will not be a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the grantee holds the shares of our common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to a business expense deduction with respect to an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and to certain reporting requirements.

Nonqualified Options.  The grant of a nonqualified option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a nonqualified option to a family member by gift will realize taxable income at the time the nonqualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our common stock will be the fair market value of the shares of common stock on the date the nonqualified option is exercised. The transfer of vested nonqualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a nonqualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such nonqualified option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at that time.

Stock Appreciation Rights.   The grant of a SAR will not be a taxable event for the grantee or the Company. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the SAR’s exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.   The grant of restricted stock units (including deferred stock units) will not be a taxable event for the grantee or the Company. A grantee who receives restricted stock units will recognize ordinary income in an amount equal to the fair market value of the shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock.  The grant of unrestricted stock is a taxable event for the grantee. A grantee who receives shares of unrestricted stock will recognize ordinary income on the grant date in an amount equal to the fair market value of the shares issued, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Upon a subsequent sale or exchange of shares of unrestricted stock, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income on the grant date). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Dividend Equivalent Rights.   The grant of dividend equivalent rights will not be a taxable event for the grantee or the Company. A grantee who receives dividend equivalent rights will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Cash Awards.  The grant of a cash award will not be a taxable event for the grantee or the Company. A grantee who receives a cash award will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G of the Code.  To the extent payments which are contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2017 Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the 2017 Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

New Awards

The awards, if any, that will be made to eligible grantees under the 2017 Plan are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the 2017 Plan. Therefore, no new plan benefits table can be provided at this time. For more information on the awards granted under the 2011 Plan to our named executive officers in 2016, see the section above entitled “2016 Outstanding Equity Awards at Fiscal Year-End.” For more information on the awards granted under the 2011 Plan to our directors in 2016, see the section above entitled “2016 Director Compensation.”

Registration with the SEC

If the 2017 Plan is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the 2017 Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMERICAN PUBLIC EDUCATION, INC. 2017 OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of RSM to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board first approved RSM as our independent auditor in October 2007, and RSM has continued to audit our financial statements, including for the fiscal year ended December 31, 2016. Representatives of RSM are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2016 and 2015 for each of the following categories of services are as follows:

Fee Category	2015	2016
Audit Fees	$508,550	$716,715
Audit-Related Fees	$9,000	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$515,000	$716,715

Audit Fees.   Consist of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees.  Consist of fees billed for tax compliance, tax advice and tax planning services and include fees for tax return preparation.

All Other Fees.  Consist of fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

During the fiscal years ended December 31, 2016 and 2015, RSM provided various services in addition to auditing our financial statements. The Audit Committee has determined that the provision of such services is compatible with maintaining RSM’s independence. In 2016 and 2015, all fees paid to RSM were pre-approved pursuant to the policy described below.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee reviews with RSM and management the plan and scope of RSM’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and RSM’s compensation. The Audit Committee also pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by RSM, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

During 2016, the Audit Committee of the Board of Directors of American Public Education, Inc. consisted of Ms. Halle, who serves as the chairperson, Mr. Andersen, Dr. Kurshan and Mr. Landon. The Audit Committee operates under a written charter adopted by the Board, which is available in the Governance — Committees section of our corporate website, which is www.americanpubliceducation.com. The information on our corporate website is not incorporated by reference into the Proxy Statement for the 2017 Annual Meeting of Stockholders. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

During the fiscal year ended December 31, 2016, the Audit Committee fulfilled its duties and responsibilities generally as outlined in its charter. The Audit Committee:

•	reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2016;
•	discussed with RSM US LLP, our independent auditors for fiscal 2016, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in American Public Education Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE (February 24, 2017)

Jean C. Halle, Chairperson
Eric C. Andersen
Dr. Barbara L. Kurshan
Timothy J. Landon

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2016, all such reports were made on a timely basis, except that Jean Halle, a Section 16 reporting person, failed to timely file one Form 4 reporting one transaction.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 17, 2017 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each NEO (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
More than 5% Stockholders
T. Rowe Price Associates, Inc.(2)	2,768,740	17.1%
BlackRock, Inc.(3)	1,892,912	11.7%
The Vanguard Group, Inc.(4)	1,276,397	7.9%
Dimensional Fund Advisors LP(5)	1,039,127	6.4%
Dos Mil Doscientos Uno, Ltd.(6)	895,000	5.5%
Directors and Named Executive Officers
Eric C. Andersen	8,445	*
Thomas A. Beckett	7,582	*
Dr. Wallace E. Boston, Jr.	430,639	2.65%
MG (R) Barbara G. Fast	11,315	*
Peter W. Gibbons	25,214	*
Carol S. Gilbert	49,868	*
Jean C. Halle	19,814	*
Dr. Barbara L. Kurshan	5,629	*
Timothy J. Landon	13,772	*
Westley Moore	6,955	*
Amy N. Panzarella	8,992	*
Karan Powell	34,593	*
William G. Robinson, Jr.	1,983	*
Richard W. Sunderland, Jr.	34,212	*
All of our directors and executive officers as a group (12 persons)	583,931	3.59%

*	Represents beneficial ownership of less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 17, 2017 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. As of March 17, 2017 there were 16,219,926 shares of common stock outstanding.
(2)	Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 7, 2017. The stockholder’s address is 100 E. Pratt Street, Baltimore, Maryland 21202. The stockholder is deemed to be the beneficial owner with sole dispositive power of 2,768,750 shares of the Company’s stock as the result of being an investment advisor. The stockholder has sole voting power with respect to 605,680 of these shares.

(3)	Based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 12, 2017. The stockholder’s address is 55 East 52nd Street New York, NY 10055. This stockholder is deemed to be the beneficial owner of 1,892,912 shares of the Company’s common stock as a result of being a parent holding company or control person. The stockholder has sole voting power with respect to 1,855,164 of these shares.
(4)	Based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 9, 2017. The stockholder’s address is 100 Vanguard Blvd., Malvern, PA 19355. This stockholder is deemed to be the beneficial owner with sole dispositive power of 1,276,397 shares of the Company’s common stock and shared dispositive power of 18,912 shares the Company’s common stock as a result of acting as an investment adviser. The stockholder has sole voting power with respect to 18,594 of these shares.
(5)	Based solely on a Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2017. The stockholder’s address is Building Once, 6300 Bee Cave Road, Austin, Texas, 78746. The stockholder is deemed to be the beneficial owner with sole dispositive power of 1,039,127 shares of the Company’s stock as the result of being an investment advisor. The stockholder has sole voting power with respect to 989,269 of these shares.
(6)	Based solely on a Schedule 13G/A filed by Dos Mil Doscientos Uno, Ltd. on February 18, 2014. The stockholder’s address is Ronda Universitat, 31 1-1, 08007 Barcelona, Spain. The stockholder is deemed to be the beneficial owner with sole dispositive power of 895,000. The stockholder has sole voting power with respect to all 895,000 shares.

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2016 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2016 Annual Report on Form 10-K including exhibits. Please send a written request to our Corporate Secretary at:

American Public Education, Inc.
111 W. Congress Street
Charles Town, West Virginia 25414
Attention: Corporate Secretary

The charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, as well as our Guidelines and our Code of Ethics, are in the Governance section of our corporate website, which is www.americanpubliceducation.com, and are also available in print without charge upon written request to our Corporate Secretary at the address above. The information on our corporate website is not incorporated by reference into this Proxy Statement.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by the bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our Corporate Secretary at the address above, or by calling (304) 724-3700.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.   As required be SEC rules, in order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection previous year’s annual meeting, which is no later than the close of business on December 1, 2017.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at American Public Education, Inc., 111 W. Congress Street, Charles Town, West Virginia 25414, Attn: Corporate Secretary. To be timely for the 2018 Annual Meeting, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2018 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2018 annual meeting must notify us no earlier than January 12, 2018 and no later than February 12, 2018. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2018 Annual Meeting.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Directions to Annual Meeting

Directions to the 2017 Annual Meeting of Stockholders, to be held at the Gaylord National Resort and Convention Center, 201 Waterfront Street, National Harbor, Maryland 20745, are set forth below:

From Points North or South via I-95 — Follow I-95 into the Washington, D.C. area and merge onto I-95/I-495 (Capital Beltway). Cross the Woodrow Wilson Bridge toward Maryland and continue to exit 2A toward National Harbor. Once on National Harbor property, turn right onto St. George Boulevard and follow signs to the Gaylord National Hotel and Convention Center.

By Order of the Board of Directors,

Dr. Wallace E. Boston, Jr.
President and Chief Executive Officer

ANNEX A

AMERICAN PUBLIC EDUCATION, INC.

2017 OMNIBUS INCENTIVE PLAN

Ai

Aii

Aiii

AMERICAN PUBLIC EDUCATION, INC.

2017 OMNIBUS INCENTIVE PLAN

1.	PURPOSE

The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1 “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity.

2.2 “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.3 “Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4 “Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, shall mean, with respect to any Grantee and as determined by the Committee, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.8 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.10 “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.11 “Company” shall mean American Public Education, Inc., a Delaware corporation, and any successor thereto.

2.12 “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.13 “Corporate Transaction” shall mean, subject to Section 18.10, the occurrence of any of the following:

(a) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

(b) a sale of substantially all of the assets of the Company to another Person; or

(c) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any Person owning 50% or more of the combined voting power of all classes of Capital Stock of the Company.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto.

2.14 “Covered Employee” shall mean a Grantee who is, or could become, a “covered employee” within the meaning of Code Section 162(m)(3).

2.15 “Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.16 “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.17 “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).

2.18 “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.

2.19 “Effective Date” shall mean            , 2017, subject to approval of the Plan by the Company’s stockholders on such date, the Plan having been approved by the Board on March 31, 2017.

2.20 “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.22 “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:

(a) If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.22 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.23 “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the

Persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.24 “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Article 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.25 “Grantee” shall mean a Person who receives or holds an Award under the Plan.

2.26 “Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code Section 422.

2.27 “Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.28 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act; provided, however, for purposes of Section 6.2(d), Non-Employee Director shall mean a director of the Company who is not an employee of the Company or an Affiliate.

2.29 “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

2.30 “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Article 8.

2.31 “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.

2.32 “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.

2.33 “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share or other Performance-Based Award.

2.34 “Outside Director” shall have the meaning set forth in Code Section 162(m)(4)(C)(i).

2.35 “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).

2.36 “Performance-Based Award” shall mean an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period specified by the Committee.

2.37 “Performance-Based Compensation” shall mean compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for Qualified Performance-Based Compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for Qualified Performance-Based Compensation does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.38 “Performance Measures” shall mean measures as specified in Section 13.6.4 on which the performance goal or goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.39 “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.40 “Performance Shares” shall mean a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period of up to ten (10) years.

2.41 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.13, Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

2.42 “Plan” shall mean this American Public Education, Inc. 2017 Omnibus Incentive Plan, as amended from time to time.

2.43 “Prior Plans” shall mean the American Public Education, Inc. 2011 Omnibus Incentive Plan, the American Public Education, Inc. 2007 Omnibus Incentive Plan, and the American Public Education, Inc. 2002 Stock Incentive Plan.

2.44 “Qualified Performance-Based Compensation” shall have the meaning set forth in Code Section 162(m).

2.45 “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.

2.46 “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Article 10.

2.47 “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.48 “SAR Price” shall mean the per share exercise price of a SAR.

2.49 “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.50 “Securities Market” shall mean an established securities market.

2.51 “Separation from Service” shall have the meaning set forth in Code Section 409A.

2.52 “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.53 “Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.

2.54 “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.

2.55 “Share Limit” shall have the meaning set forth in Section 4.1.

2.56 “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.

2.57 “Stock” shall mean common stock, par value $0.01 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.

2.58 “Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Article 9.

2.59 “Stock Exchange” shall mean the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.

2.60 “Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided however, for purposes of Incentive Stock Options, Subsidiary means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f). In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.

2.61 “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.62 “Ten Percent Stockholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of voting Capital Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.63 “Unrestricted Stock” shall mean Stock that is free of any restrictions.

2.64 “2011 Plan” shall mean the American Public Education, Inc. 2011 Omnibus Incentive Plan.

3.	ADMINISTRATION OF THE PLAN

3.1  Committee.

3.1.1  Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2  Composition of the Committee.

The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (a) a Non-Employee Director, (b) an Outside Director, and (c) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3  Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, excluding (for the avoidance of doubt) Performance-Based Awards intending to constitute Qualified Performance-Based Compensation and subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.1.4  Delegation by the Committee.

To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the President and Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers, (ii) Covered Employees, or (iii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2  Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3  Terms of Awards.

3.3.1  Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(d) establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement evidencing an Award;

(f) subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; and

(g) make Substitute Awards.

3.3.2  Forfeiture; Recoupment.

(a) The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b) Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

3.4  No Repricing Without Stockholder Approval.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Corporate Transaction, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel or assume outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s stockholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.5  Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

3.6  No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.6 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.7  Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1  Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Article 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (i) one million six hundred seventy-five thousand (1,675,000) shares of Stock, plus (ii) the number of shares of Stock available for future awards under the 2011 Plan as of the Effective Date, less the actual number of shares of Stock issued, if any, in excess of the target number of shares of Stock upon settlement of the outstanding performance-based deferred stock units under the 2011 Plan, plus (iii) the number of shares of Stock related to awards outstanding under the Prior Plans as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2  Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. The Share Limit pursuant to Section 4.1 may be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3  Share Usage.

(a) Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.

(b) Any shares of Stock that are subject to Awards other than Options and SARs, including shares of Stock acquired through dividend reinvestment pursuant to Article 10, will be counted against the Share Limit as 1.69 shares of Stock for every one (1) share of Stock subject to the Award; provided, for Performance Shares, the number of shares of Stock subject to such Award will be at least equal to the target number of shares issuable under the Performance Shares as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares. Any shares of Stock that are subject to Awards of Options and SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to the Award; provided, the number of shares of Stock subject to an Award of SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs.

(c) If any shares of Stock covered by an Award under the Plan or any award outstanding under the Prior Plans as of the Effective Date are not purchased or are forfeited or expire or otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock with respect to such Award or award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan; provided that any shares of Stock subject to an award granted under the Prior Plans shall be available for issuance under the Plan in the same amount as such shares were counted against the share limits set forth in the applicable Prior Plan.

(d) The number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, or (iv) purchased by the Company with proceeds from Option exercises.

5.	TERM; AMENDMENT AND TERMINATION

5.1  Term.

The Plan shall become effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plans. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards, including performance-based awards, which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards. The Plan shall terminate on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 16.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.2  Amendment, Suspension, and Termination.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Company’s stockholders.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1  Eligible Grantees.

Subject to this Article 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2  Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Article 16:

(a) The maximum number of shares of Stock that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is two hundred seventy-five thousand (275,000) shares.

(b) The maximum number of shares of Stock that may be granted under the Plan, pursuant to Awards other than Options or SARs that are Stock-denominated and are either Stock- or cash-settled, in a calendar year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is two hundred seventy-five thousand (275,000) shares.

(c) The maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of twelve (12) months or less to any Person eligible for an Award under Section 6.1 shall be two million dollars ($2,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) for a Performance Period of greater than twelve (12) months to any Person eligible for an Award under Section 6.1 shall be three million dollars ($3,000,000).

(d) The maximum total compensation (including cash payments and the aggregate Grant Date Fair Market Value of shares of Stock that may be granted under the Plan) that may be paid to or granted in a calendar year to a Non-Employee Director of the Company is five hundred thousand dollars ($500,000); provided, however, that the foregoing limitation shall not apply to the extent that a Non-Employee Director has been or becomes an employee of the Company during the calendar year.

6.3  Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1  Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of one (1) share of Stock.

8.2  Vesting and Exercisability.

Subject to Sections 8.3 and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

8.3  Term.

(a) Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the

Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural Person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

(b) If on the day preceding the date on which a Grantee’s Option would otherwise terminate, the aggregate Fair Market Value of shares of Stock underlying the Option is greater than the aggregate Option Price of such Option, the Company shall, prior to the termination of such Option and without any action being taken on the part of the Grantee, consider such Option to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4  Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5  Limitations on Exercise of Option.

Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Article 16 which results in the termination of such Option.

8.6  Method of Exercise.

Subject to the terms of Article 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7  Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8  Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9  Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10  Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12  Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1  Right to Payment and SAR Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2  Other Terms.

Subject to Sections 9.3 and 16.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3  Term.

(a) Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

(b) If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the aggregate Fair Market Value of shares of Stock underlying the SAR is greater than the aggregate SAR Price of such SAR, the Company shall, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the SAR Price and all withholding obligations.

9.4  Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5  Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6  Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

10.1  Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units.

Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2  Restrictions.

Subject to Sections 16.3 and 18.10, at the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Article 13. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3  Registration; Restricted Stock Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4  Rights of Holders of Restricted Stock.

Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

10.5  Rights of Holders of Restricted Stock Units and Deferred Stock Units.

10.5.1  Voting and Dividend Rights.

Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders); provided, however, that the Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units shall be entitled to receive Dividend Equivalent Rights in accordance with Section 12.1.

10.5.2  Creditor’s Rights.

A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6  Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

10.7  Purchase of Restricted Stock.

The Grantee of an Award of Restricted Stock shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock. Such purchase price shall be payable in a form provided in Article 14 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.

10.8  Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1  Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.

11.2  Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1  Dividend Equivalent Rights.

A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that notwithstanding the foregoing Dividend Equivalent Rights granted as a component of another Award shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond become vested and settled.

12.2  Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

13.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

13.1  Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

13.2  Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

13.3  Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 13.6.3, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.

13.4  Form and Timing of Payment of Performance-Based Awards.

Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.

13.5  Performance Conditions.

The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

13.6  Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute Qualified Performance-Based Compensation for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance-Based Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.6.

13.6.1  Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Performance-Based Awards granted to any one Grantee or to different Grantees.

13.6.2  Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Performance-Based Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Performance-Based Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

13.6.3  Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Performance-Based Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

13.6.4  Performance Measures.

The performance goals upon which the vesting or payment of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments):

(a) total stockholder return;

(b) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index

(c) net income;

(d) pretax earnings;

(e) earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;
•	income from discontinued operations;
•	gain on cancellation of debt;
•	debt extinguishment and related costs;
•	restructuring, separation, and/or integration charges and costs;
•	reorganization and/or recapitalization charges and costs;
•	impairment charges;
•	merger-related events;
•	gain or loss related to investments;

•	sales and use tax settlements; and
•	gain on non-monetary transactions;

(f) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

(g) operating margin;

(h) earnings per share;

(i) return measures, including return on assets, capital, investment, equity, sales, or revenue;

(j) cash flow, including operating cash flow, free cash flow, levered free cash flow, cash flow return on equity, and cash flow return on investment;

(k) operating earnings;

(l) working capital;

(m) ratio of debt to stockholders’ equity;

(n) revenue;

(o) demonstrated sound financial, budgeting and operational practices;

(p) changes to processes, systems, technology, and reporting models;

(q) student academic performance;

(r) improvements to student services;

(s) student satisfaction surveys or measures;

(t) quality measures, including ranking of the Company by third parties;

(u) acquisitions, divestitures, or new program developments;

(v) improvements to academic rigor, faculty qualifications, and curriculum development;

(w) performance with respect to regulatory requirements, including compliance with those promulgated by the Department of Education;

(x) regulatory approvals to operate in new states;

(y) maintaining regional accreditation;

(z) maintaining or obtaining specialized accreditations; and

(aa) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company, its Subsidiaries, and other Affiliates as a whole, (ii) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (iii) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (h) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.

13.6.5  Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.6.6  Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

13.6.7  Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.6.4.

13.6.8  Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 13.6 granted to Grantees who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute Qualified Performance-Based Compensation. Accordingly, the terms of Section 13.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan, the applicable Award Agreement, or any other agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14.	FORMS OF PAYMENT

14.1  General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

14.2  Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

14.3  Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.

14.4  Other Forms of Payment.

To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Stock only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount.

15.	REQUIREMENTS OF LAW

15.1  General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2  Rule 16b-3.

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1 and the individual share limitations set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

16.2  Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction.

Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

16.3  Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a) Immediately prior to the occurrence of such Corporate Transaction, in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two (2) actions shall be taken:

(i) At least fifteen (15) days prior to the scheduled consummation of such Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Corporate Transaction and shall be effective only immediately before the consummation thereof, and upon consummation of such Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

and/or

(ii) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Corporate Transaction and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.

(b) For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be treated as though target performance has been achieved. If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Corporate Transaction as determined by the Committee, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Corporate Transaction. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this

Section 16.3(b), if any Awards arise from application of this Section 16.3(b), such Awards shall be settled under the applicable provision of Section 16.3(a).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

16.4  Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a) The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

(b) In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and the Grantee’s employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

16.5  Adjustments.

Adjustments under this Article 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4. This Article 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Corporate Transaction.

16.6  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

17.	PARACHUTE LIMITATIONS

If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

18.	GENERAL PROVISIONS

18.1  Disclaimer of Rights.

No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2  Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.

18.3  Withholding Taxes.

(a) The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b) The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).

18.4  Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5  Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6  Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7  Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.8  Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9  Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10  Section 409A of the Code.

(a) The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

(b) Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Corporate Transaction for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

(c) Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

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E23225-P86567

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN PUBLIC EDUCATION, INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Eric C. Andersen	☐	☐	☐
1b. Wallace E. Boston, Jr.	☐	☐	☐
1c. Barbara G. Fast	☐	☐	☐
1d. Jean C. Halle	☐	☐	☐
1e. Barbara L. Kurshan	☐	☐	☐
1f. Timothy J. Landon	☐	☐	☐
1g. Westley Moore	☐	☐	☐
1h. William G. Robinson, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 4 and 5, and FOR ONE YEAR for Proposal 3.	**For**	**Against**	**Abstain**
2. Advisory vote to approve the compensation of the Company's named executive officers as disclosed in the Company's proxy statement for the 2017 Annual Meeting.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on the frequency of future stockholder advisory votes on our executive compensation (select one).	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E23226-P86567

AMERICAN PUBLIC EDUCATION, INC.
Annual Meeting of Stockholders
May 12, 2017 at 7:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Wallace E. Boston, Jr., Richard W. Sunderland, Jr. and Barbara G. Fast, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AMERICAN PUBLIC EDUCATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM, EDT on May 12, 2017, at the Gaylord National Resort and Convention Center, 201 Waterfront Street, National Harbor, MD 20745, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

V.1.1